                                                                    EXHIBIT 10.3

         THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATE AND JUNIOR IN
           RIGHT OF PAYMENT IN THE MANNER AND TO THE EXTENT SET FORTH
           IN AN INTERCREDITOR AGREEMENT DATED AS OF NOVEMBER 3, 2004
        AMONG TAL INTERNATIONAL GROUP, INC., CERTAIN OF ITS SUBSIDIARIES,
        FORTIS BANK (NEDERLAND) N.V., AS ADMINISTRATIVE AGENT FOR CERTAIN
             LENDERS, AND TRANSAMERICA ACCOUNTS HOLDING CORPORATION,
                          AS AGENT FOR CERTAIN LENDERS

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                                CREDIT AGREEMENT

                                   dated as of

                                November 3, 2004

                                      among

                         TAL INTERNATIONAL GROUP, INC.,
                                  as Borrower,

                            THE LENDERS named herein

                                       and

                   TRANSAMERICA ACCOUNTS HOLDING CORPORATION,
                                    as Agent

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         This Credit Agreement is dated as of November 3, 2004, and entered into by and among TAL International Group, Inc., a Delaware corporation (the
"COMPANY"), the Lenders named on the signature pages hereto (the "Lenders"), and
Transamerica Accounts Holding Corporation, as Agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

         WHEREAS, the Company desires that the Lenders extend a senior credit facility to the Company in connection with the Transactions (as defined herein);

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:

SECTION 1 DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings:

         "ACCELERATION NOTICE" shall have the meaning ascribed to such term in
Section 7.

         "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its
Subsidiaries (a) existing at the time such Person becomes a Restricted
Subsidiary or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person, (b) not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation and (c) that is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Restricted Subsidiary or the time of such acquisition, merger or consolidation.

         "ACQUISITION" means the acquisition by the Company, or through a wholly-owned Subsidiary of the Company, of all of the Capital Stock of
Transamerica Leasing Inc. and Trans Ocean Ltd., in each case pursuant to the terms of the Acquisition Agreements.

         "ACQUISITION AGREEMENTS" means the Stock Purchase Agreement and each other Ancillary Agreement referred to therein.

         "AFFILIATE" means, with respect to any specified Person, any other
Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;
provided, that Beneficial Ownership of 10% or more of the Voting Stock of any
Person shall be deemed to be control of such Person. The terms "controlling" and
"controlled" have meanings correlative of the foregoing.

         "AGREEMENT" means this Credit Agreement dated as of November 3, 2004, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "APPLICABLE RATE" means (a) for the Initial Quarterly Period, 8.75% per annum and (b) for each subsequent Quarterly Period, the per annum Applicable
Rate in effect for the immediately preceding Quarterly Period plus 0.25% per annum; provided, that, in no event, other than as provided in Section 2.3C and the payment of Liquidated Damages, will the interest rate on the Interim Loan exceed 11.5% per annum.

         "ASSET SALE" means any direct or indirect sale, issuance, conveyance, lease (other than leases entered into in the ordinary course of business), assignment or other transfer (collectively, "transfer") of:

                  (1) any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary); or

                  (2) any other property or assets of the Company or any
Restricted Subsidiary other than in the ordinary course of business;

provided, that Asset Sales shall not include:

                           (a) a transaction or series of related transactions
for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

                           (b) the transfer of all or substantially all of the
assets of the Company permitted under Section 6.5;

                           (c) any Restricted Payment permitted under Section
6.3 or Permitted Investment;

                           (d) the sale of Cash Equivalents;

                           (e) the creation of a Permitted Lien (but not the
sale or other disposition of the property subject to such Lien);

                           (f) the good faith surrender or waiver of contract
rights, tort claims or statutory rights;

                           (g) sales or grants of licenses or sublicenses to use
the patents, copyright and other intellectual property of the Company or any of the Restricted Subsidiaries to the extent such license does not interfere with the business of the Company or any Restricted Subsidiary;

                           (h) the sale or other disposition of worn out,
obsolete or surplus equipment (other than Containers);

                           (i) a transfer to the Company or to a Wholly-Owned
Restricted Subsidiary; and

                           (j) a transfer, lease, assignment or other transfer
by a Qualified Container Subsidiary of Qualifying Container Assets and related assets pursuant to a Qualified Containers Transaction.

         "ASSET SALE PREPAYMENT" has the meaning ascribed to it in Section
2.4A(ii)(a).

         "BANKRUPTCY LAW" means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. ss.ss.101 et seq.

         "BANKRUPTCY ORDER" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

         "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3)
of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms
"Beneficially Owns" and "Beneficially Owned" have meanings correlative to the foregoing.

         "BOARD OF DIRECTORS" means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

         "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the
Agent.

         "BUSINESS" means the marine container leasing business and related businesses.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of New York, New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

         "CAPITAL STOCK" means:

                  (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common
Stock and Preferred Stock of such Person;

                  (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

                  (3) any warrants, rights or options to purchase any of the interests referred to in clause (1) or (2) above.

         "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "CASH EQUIVALENTS" means:

                  (1) marketable direct obligations issued by, or
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (2) marketable direct obligations issued by any state of the
United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P")
or Moody's Investors Service, Inc. ("MOODY'S");

                  (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                  (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

                  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4)
above; and

                  (6) investments in money market funds which invest
substantially all their assets in securities of the types described in clauses
(1) through (5) above.

         "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

                  (1) any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "GROUP"), other than (a) a transaction in which the transferee is controlled by one or more Permitted Holders and (b)
the lease of Containers by the Company and its Subsidiaries in the ordinary course of business;

                  (2) the Company consolidates with, or merges with or into, any
Person, or any Person consolidates with, or merges with or into, the Company, other than (a) a transaction in which the surviving or transferee Person is a
Person that is controlled by the Permitted Holders or (b) any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than
Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

                  (3) the approval by the holders of Capital Stock of the
Company of any plan or proposal for the liquidation, winding up or dissolution of the Company;

                  (4) prior to the first Public Equity Offering, the Permitted
Holders cease for any reason to be the Beneficial Owner, directly or indirectly, in the aggregate of at least a majority of the total voting power of the Voting
Stock of the Company, whether by virtue of the issuance, sale or other disposition of Capital Stock of the Company, a merger, consolidation or sale of assets involving the Company, a Restricted Subsidiary, any voting trust or other agreement;

                  (5) subsequent to the first Public Equity Offering, (a) any
Person or Group is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 50% of the total voting power of the Voting Stock of the Company, and (b) the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or Group; or

                  (6) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of
Directors then in office;

provided, that a sale, transfer, conveyance, disposition or lease by a Qualified
Container Subsidiary of Qualifying Container Assets and related assets pursuant to a Qualified Containers Transaction shall not constitute a Change of Control.

         "CHANGE OF CONTROL DATE" has the meaning ascribed to such term in
Section 2.4A(iv).

         "CHANGE OF CONTROL OFFER" has the meaning ascribed to such term in
Section 2.4A(iv).

         "CLOSING DATE" means the date of the making of the Interim Loan hereunder.

         "COMMISSION" means the Securities and Exchange Commission or any successor agency.

         "COMMODITY PRICE PROTECTION AGREEMENT" means, with respect to any
Person, any forward contract, commodity swap, commodity option or other similar agreement or

arrangement entered into to protect such Person or its Subsidiaries against fluctuations in commodity prices.

         "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the
Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

         "COMPANY" has the meaning ascribed to such term in the introduction to this Agreement.

         "CONSOLIDATED EBITDA" means for any period, the sum (without duplication) of:

                  (1) Consolidated Net Income of the Company; and

                  (2) to the extent Consolidated Net Income of the Company has been reduced thereby:

                           (a) all income tax expense of the Company and its
consolidated Restricted Subsidiaries;

                           (b)      Consolidated Interest Expense;

                           (c) depreciation and amortization expense of the
Company and its consolidated Restricted Subsidiaries (including any increased expense or depreciation or amortization charges resulting from purchase accounting adjustments or inventory write-ups with respect to acquisitions and amortization charges or write-off of deferred financing costs and debt issuance costs);

                           (d) all other non-cash charges of the Company and its
consolidated Restricted Subsidiaries (minus, with respect to any such non-cash charge occurring after the Closing Date that was previously added in a prior period to Consolidated Net Income to calculate Consolidated EBITDA and that represents an accrual of or reserve for cash expenditures in any future period, any payments made during such period);

                           (e) any non-capitalized costs incurred in connection
with financings, acquisitions or dispositions (including financing and refinancing fees and any premium or penalty paid in connection with redeeming or retiring Indebtedness prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness;

                           (f) (i) UBS equipment rental expense to the extent
that assets related to such expense have been repurchased by the Company or its Restricted Subsidiaries and (ii) corporate governance costs allocated from the Purchased Entities' prior parent, including costs associated with senior management and other overhead, as described in Schedule A;

                           (g) expenses attributable to Incentive Arrangements;
and

                           (h) expenses attributable to the payment of the
Management Fee.

in each case, for such period and as determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" as of any date of determination means the ratio of (a) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

                  (1) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Fixed
Charge Coverage Ratio is an incurrence of Indebtedness, or both, Consolidated
EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such
Indebtedness had been incurred on the first day of such period;

                  (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage
Ratio, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                  (3) if since the beginning of such period the Company or any
Restricted Subsidiary shall have made any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such
Asset Sale for such period, or increased by an amount equal to Consolidated
EBITDA (if negative), directly attributable thereto for such period and
Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any
Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing
Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated
Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing
Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (4) if since the beginning of such period the Company or any
Restricted Subsidiary (by merger, amalgamation or otherwise) shall have made an
Investment in any Restricted Subsidiary (or any Person which becomes a
Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Interest Expense for such period shall be

calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated
EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

         For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any
Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense reductions (net of associated expenses) for such period resulting from the acquisition or other Investment which is being given pro forma effect that (a)
would be permitted to be reflected on pro forma financial statements pursuant to
Rule 11-02 of Regulation S-X under the Securities Act or (b) have been realized or for which substantially all the steps necessary for realization have been taken or, at the time of determination, are reasonably expected to be taken within 90 days immediately following any such acquisition or other Investment, including, but not limited to, the execution, termination, renegotiation or modification of any contracts, the termination of any personnel or the closing of any facility, as applicable, provided that, in any case, such adjustments shall be calculated on an annualized basis and such adjustments are set forth in an Officers' Certificate signed by the Company `s chief financial officer and another Officer which states in detail (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers'
Certificate at the time of such execution and (iii) that such adjustment or adjustments and the plan or plans related thereto have been reviewed and approved by the Company's Board of Directors. Any such Officers' Certificate will be provided to the Agent if the Company incurs any Indebtedness or takes any other action under this Agreement in reliance thereon. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period
(taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

         If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such
Indebtedness was incurred solely for working capital purposes.

         "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of:

                  (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs); plus

                  (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than (i) dividends paid in
Qualified Capital Stock, (ii) dividends included in the definition of
Consolidated Interest Expense and (iii) dividends paid to the Company or any
Wholly Owned Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the difference of (a) the aggregate of the interest expense of such
Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (i)
all amortization or accretion of original issue discount; (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; and (iii) net cash costs under all Interest Swap Obligations (including amortization of fees), minus, (b) to the extent included in such total interest expense, and to the extent incurred by the Company or any Restricted Subsidiary,
(i) amortization or write off of debt issuance costs and deferred financing costs and (ii) interest expense attributable to dividends in respect of all
Preferred Stock of the Company that is not Disqualified Stock pursuant to
Statement of Financial Accounting Standards No. 150, "Accounting for Certain
Financial Instruments with Characteristics of Both Liabilities and Equity".

         "CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Company and its consolidated Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom (to the extent otherwise included therein):

                  (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that: (a) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted
Subsidiary as a dividend or other distribution; and (b) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

                  (2) any gain (or loss) realized upon the sale or other
disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (3) extraordinary gains or losses;

                  (4) income or loss attributable to discontinued operations
(including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

                  (5) the cumulative effect of a change in accounting
principles;

                  (6) any non-recurring fees, charges or other expenses
(including bonus and retention payments and non-cash compensation charges related to employee stock option awards, restricted stock and other equity awards) made or incurred in connection with the Acquisition or the financing thereof;

                  (7) any adjustments, restructuring costs, non-recurring
expenses, non-operating expenses and other similar costs that are (a) described on Schedule A hereto or (b) incurred in connection with acquisitions consummated after the Closing Date;

                  (8) amortization of debt discount;

                  (9) capitalized interest;

                  (10) non-cash interest expense;

                  (11) dividends accrued in respect of all Preferred Stock of the Company that is Disqualified Stock and all Preferred Stock of any Restricted
Subsidiary, in each case to the extent held by Persons other than the Company or a Wholly Owned Restricted Subsidiary (other than dividends payable solely in
Capital Stock (other than Disqualified Stock)); provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

                  (12) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by (or secured by the assets of)
the Company or any Restricted Subsidiary;

                  (13) Systems/Organizational Establishment Expenses;

                  (14) interest expense attributable to dividends in respect of all Preferred Stock of the Company that is not Disqualified Stock pursuant to
Statement of Financial Accounting Standards No. 150, "Accounting for Certain
Financial Instruments with Characteristics of Both Liabilities and Equity"; and

                  (15) depreciation or amortization relating to purchase
accounting;

in each case, for such period. Notwithstanding the foregoing, for the purposes of Section 6.3 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted
Subsidiary to the extent such repurchases, repayments,

redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant.

         "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of the Person, determined on a consolidated basis in accordance with GAAP, less (to the extent included in such calculation) the amount of any such stockholders' equity attributable to Disqualified Capital
Stock of such Person.

         "CONTAINER" means marine and maritime containers (including dry cargo containers, refrigerated containers, tank containers, special purpose container, gen sets, open top containers, flat rack containers, bulk containers, high cube containers, cellular palletwide containers and all other related equipment) .

         "COVERED TAXES" has the meaning ascribed to it in Section 10.19.

         "CREDIT AGREEMENT" means the Credit Agreement dated as of the Closing
Date, among Transamerica Leasing Inc., Trans Ocean Ltd., Trans Ocean Container
Corporation, the lenders party thereto (together with their successors and assigns) and Fortis Bank (Nederland) N.V., as administrative agent (in such capacity, together with its successors and assigns, the "ADMINISTRATIVE AGENT"), as amended, extended, renewed, restated, replaced, increased, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time (whether upon or after termination or otherwise), and any agreement (and related documents) governing Indebtedness incurred to Refinance or otherwise replace
(including by means of sales of debt securities to institutional investors), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, options contract, synthetic cap or other similar agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in currency values.

         "CUSTODIAN" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

         "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of
Default.

         "DISQUALIFIED CAPITAL STOCK" with respect to any Person means that portion of any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to November 3, 2015 for cash or is convertible into or

exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such anniversary.

         "DOCUMENTS" means the Loan Documents and the Credit Agreement.

         "DOLLARS" or the sign "$" means the lawful money of the United States of America.

         "ELIGIBLE ASSIGNEE" means (a) if the effective date of the proposed assignment or participation of the Interim Loan, an Interim Note or any interest therein or herein is prior to the first anniversary of the Closing Date, (i) any
Lender or any Affiliate of any Lender, or (ii) with respect to all other
Persons, any Person to which the Company has given its prior written consent to an assignment or sale of a participation to such Person (which consent may be granted, denied or withheld in the Company's sole discretion); and (b) if the effective date of the proposed assignment or participation of the Interim Loan, a Interim Note or any interest therein or herein is on or after the first anniversary of the Closing Date, any Person, so long as such assignment is consummated in accordance with Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "EVENT OF DEFAULT" means each of the events set forth in Section 7.

         "EXCHANGE" has the meaning ascribed to it in Section 5.2(ii).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

         "EXCHANGE NOTES" has the meaning ascribed to it in Section 5.2(ii).

         "EXCHANGE OFFER" means an exchange offer that may be made by the
Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Exchange Notes a like aggregate principal amount of notes having substantially identical terms to the Exchange Notes registered under the
Securities Act.

         "EXCHANGE REQUEST" has the meaning ascribed to it in Section 5.2.

         "EXISTING INDEBTEDNESS" means the Indebtedness of the Company and its
Restricted Subsidiaries outstanding on the Closing Date.

         "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market
Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of
Directors of the Company delivered to the Agent.

         "FOREIGN SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

         "GAAP" means accounting principles generally accepted in the United
States set forth in the opinions and pronouncements of the Accounting Principles
Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the
Closing Date.

         "INCENTIVE ARRANGEMENTS" means any (a) earn-out agreements, (b) stock appreciation rights, (c) "phantom" stock plans, (d) employment agreements, (e)
non-competition agreements and (f) incentive and bonus plans entered into by the
Company or any Restricted Subsidiary for the benefit of, and in order to retain, executives, officers or employees of Persons or businesses in connection with the acquisition of the Capital Stock of such Persons or the acquisition of such businesses by the Company or such Restricted Subsidiary.

         "INCUR" has the meaning set forth in Section 6.1 (and "incurrence,"
"incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing).

         "INDEBTEDNESS" means with respect to any Person, without duplication:

                  (1) all Obligations of such Person for borrowed money;

                  (2) all Obligations of such Person evidenced by bonds,
debentures, notes or other similar instruments;

                  (3) all Capitalized Lease Obligations of such Person;

                  (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all
Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs consistent with the Company's past practice);

                  (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, whether or not then due;

                  (6) guarantees and other contingent obligations in respect of
Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

                  (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such
Obligation or the amount of such Obligation;

                  (8) all Interest Swap Obligations and all Obligations under
Currency Agreements of such Person; and

                  (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the "MAXIMUM FIXED REPURCHASE PRICE" of any Disqualified
Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such
Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified
Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital
Stock.

         "INDEMNIFIED LIABILITIES" has the meaning ascribed to such term in
Section 10.4.

         "INDEMNITEES" has the meaning ascribed to such term in Section 10.4.

         "INDEPENDENT FINANCIAL ADVISOR" means a nationally-recognized accounting, appraisal or investment banking firm: (a) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (b) that, in the judgment of the
Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "INITIAL QUARTERLY PERIOD" means the period commencing on the Closing
Date and ending on the date that is 90 days after the Closing Date, or if such date is not a Business Day, the first Business Day succeeding such date.

         "INTEREST RATE AGREEMENT" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure of such Person or its
Subsidiaries to interest rates.

         "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other
Person calculated by applying a fixed or floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "INTERIM LOAN" means, collectively, the loans made by the Lenders pursuant to Section 2.1A.

         "INTERIM LOAN COMMITMENT" means the commitment of the Lenders to make the Interim Loan as set forth in Section 2.1A.

         "INTERIM NOTES" has the meaning ascribed to such term in Section 2.1D.

         "INTERNAL REVENUE CODE" or "CODE" means the Internal Revenue Code of
1986, as amended from time to time, and any successor code or statute.

         "INVESTMENT" in any Person means any direct or indirect advance, loan
(other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any
Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the
Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the
Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

         For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 6.3:

                  (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (a) the Company's "Investment" in such
Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

                  (ii) any property transferred to or from an Unrestricted
Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

         "LAWS" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession or province, or tribunal, and "Law"
means each of the foregoing.

         "LENDERS" has the meaning ascribed to that term in the introduction to this Agreement and shall include any assignee of the Interim Loan, any Interim
Note or Interim Loan Commitment to the extent of such assignment.

         "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "LIQUIDATED DAMAGES" has the meaning ascribed to that term in the
Registration Rights Agreement.

         "LOAN DOCUMENTS" means this Agreement, the Interim Notes, the Senior
Indenture, the Exchange Notes and the Registration Rights Agreement.

         "LOAN OBLIGATIONS" means all Obligations of every nature of the Company from time to time owing to the Lenders and Agent under the Loan Documents.

         "MAJORITY LENDERS" means the Agent together with Lenders holding in the aggregate more than 50% of the outstanding principal amount of Interim Notes.

         "MANAGEMENT FEE" means, collectively, the consulting services fee and all other amounts payable to The Jordan Company, L.P. pursuant to the terms of that certain Management Consulting Agreement dated as of November 3, 2004 among
The Jordan Company, L.P., the Company and the Company's direct and indirect subsidiaries party thereto (as in effect on the date hereof) and (ii) the consulting services fee and all other amounts payable to Klesch & Company
Limited pursuant to the terms of that certain Management Consulting Agreement dated as of November 3, 2004 among Klesch & Company Limited, the Company and the
Company's direct and indirect subsidiaries party thereto (as in effect on the date hereof).

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, results of operations, properties, assets, or financial condition of the Company and its Subsidiaries, taken as a whole.

         "MATURITY DATE" means November 2, 2014.

         "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash
Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of:

                  (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking and other fees and sales commissions);

                  (2) all federal, state, provincial, foreign and local taxes and other costs and expenses actually paid, accrued or estimated by the Company
(in good faith) as a consequence of such Asset Sale;

                  (3) repayment of, or any other payments made in respect of,
Indebtedness that is secured by the property or assets that are the subject of such Asset Sale which (i) is required to

be repaid in connection with such Asset Sale or (ii) is paid in order to obtain a necessary consent to such Asset Sale; and

                  (4) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such
Asset Sale;

                  (5) appropriate amounts to be provided by the Company or any
Restricted Subsidiary, as the case may be, as a reserve, in accordance with
GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset
Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

                  (6) any portion of the purchase price from an Asset Sale
placed in escrow , whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale; provided, that upon the termination of such escrow, Net Cash Proceeds will be increased by any portion of funds in such escrow that are released to the Company or any Wholly Owned Restricted
Subsidiary.

         "NOTE OFFERING" means the issuance by the Company, after the Closing
Date on one or more occasions, of notes or other debt securities in a private placement or public offering (including a Rule 144A offering or similar transaction).

         "NOTICE OF BORROWING" means a notice substantially in the form of
Exhibit I with respect to a proposed borrowing.

         "OBLIGATIONS" means all obligations for principal, premium, interest,
Liquidated Damages, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any
Indebtedness.

         "OFFER PAYMENT DATE" has the meaning ascribed to such term in Section
2.4A(iv)(c)(2).

         "OFFICER" means the Chief Executive Officer, the President, the Chief
Financial Officer or any Vice President of the Company.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Agent.

         "OTHER TAXES" has the meaning ascribed to such term in Section 10.19B.

         "PAYMENT OFFICE" shall mean the office of the Agent located at 9399
West Higgins Road, Suite 600, Rosemont, Illinois 60018, or such other office as the Agent may designate to the Company and the Lenders from time to time.

         "PERMITTED BUSINESS" means the Business and any business that is the same as or similar, reasonably related, complementary or incidental to the business in which the Company

and its Restricted Subsidiaries are engaged on the Closing Date (including
Qualified Containers Transactions).

         "PERMITTED HOLDERS" means The Jordan Company, L.P., The Resolute Fund
SIE, L.P., The Resolute Fund Netherlands PV I, L.P., The Resolute Fund
Netherlands PV II, L.P., The Resolute Fund NQP, L.P., The Resolute Fund
Singapore PV, L.P., Edgewater Private Equity Fund III, L.P., Edgewater Private
Equity Fund IV, L.P., Fairholme Partners, L.P., Fairholme Ventures, Fairholme
Holdings, JZ Equity Partners PLC, and Seacon Holdings Limited and their respective Affiliates.

         "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

                  (1) Indebtedness under the Interim Notes issued in an
aggregate outstanding principal amount not to exceed $275.0 million;

                  (2) Indebtedness incurred from time to time pursuant to the
Credit Agreement or Qualified Container Indebtedness in an aggregate principal amount not to exceed the greater of (a) $875 million and (b) 85% of the book value of the consolidated total tangible assets of the Company and its
Subsidiaries (including, without limitation, Qualified Containers Subsidiaries);

                  (3) other Indebtedness of the Company and its Restricted
Subsidiaries outstanding on the Closing Date;

                  (4) Hedging Obligations consisting of (a) Interest Rate
Agreements related to Indebtedness permitted to be incurred by Company and any
Restricted Subsidiary pursuant to this Agreement, (b) Currency Agreements not entered into for the purpose of speculation and (c) Commodity Price Protection
Agreements not entered into for the purpose of speculation;

                  (5) Intercompany Indebtedness of the Company or a Restricted
Subsidiary for so long as such Indebtedness is held by the Company or a
Wholly-Owned Restricted Subsidiary; provided that if as of any date any other
Person owns or holds any such Indebtedness in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted
Indebtedness under this clause (5) by the issuer of such Indebtedness;

                  (6) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently
(except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within three business days of incurrence;

                  (7) Indebtedness of the Company or any of its Restricted
Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (8) obligations in respect of performance, bid, surety and appeal bonds and completion guarantees provided by the Company or any Restricted
Subsidiary in the ordinary course of business;

                  (9) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries
incurred from time to time in the ordinary course of business (including
Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed
Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $50.0 million at any time outstanding;

                  (10) Refinancing Indebtedness;

                  (11) Indebtedness represented by guarantees (i) by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a
Restricted Subsidiary or (ii) by a Qualified Containers Subsidiary of
Indebtedness incurred by another Qualified Containers Subsidiary, in either case so long as the incurrence of such Indebtedness is otherwise permitted by the terms of this Agreement;

                  (12) Indebtedness arising from agreements of the Company or a
Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, or from letters of credit, surety bonds or performance bonds securing any obligation of the Company or a
Restricted Subsidiary pursuant to such agreements (to the extent such letters of credit are not drawn against, or if and to the extent drawn against, the
Indebtedness representing such drawing is extinguished within 10 Business Days from its incurrence) other than guarantees of Indebtedness incurred by any
Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

                  (13) Indebtedness of the Company or any of its Restricted
Subsidiaries to the extent the net proceeds thereof are promptly used to redeem or repay the Interim Notes in full in accordance with this Agreement;

                  (14) Indebtedness of Foreign Subsidiaries in an aggregate
principal amount at any time outstanding not in excess of $25.0 million; or

                  (15) additional Indebtedness of the Company and its Restricted
Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any time outstanding.

         For purposes of determining compliance with Section 6.1, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clause
(1) through (15) above or is entitled to be incurred pursuant to the
Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the
Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. The Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above. The accrual of

interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the reclassification of preferred stock as Indebtedness due to a change in accounting principles will not be deemed to be an incurrence of
Indebtedness; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued.
Notwithstanding any other provision of this covenant, the maximum amount of
Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

         "PERMITTED INVESTMENTS" means:

                  (1) Investments in any Person that is or will become
immediately after such Investment a Restricted Subsidiary or that will merge or consolidate with or into the Company or a Restricted Subsidiary, or that transfers or conveys all or substantially all of its assets to the Company or a
Restricted Subsidiary;

                  (2) Investments in the Company by any Restricted Subsidiary;
provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's Obligations under the Interim Notes and this Agreement;

                  (3) Investments in any Qualified Containers Subsidiary or any
Investment by a Qualified Containers Subsidiary in any other Person incurred in connection with any Qualified Containers Transaction;

                  (4) Investments in cash and Cash Equivalents;

                  (5) Hedging Obligations consisting of (a) Interest Rate
Agreements, (b) Currency Agreements and (c) Commodity Price Protection
Agreements entered into in the ordinary course of the Company's or its
Restricted Subsidiaries' businesses and otherwise in compliance with this
Agreement;

                  (6) Investments in the Interim Notes;

                  (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers;

                  (8) Investments as a result of consideration received in
connection with an Asset Sale made in compliance with Section 6.5;

                  (9) Investments in existence on the Closing Date and any
extension, modification or renewal of any such Investments existing on the
Closing Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Closing Date;

                  (10) loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its
Restricted Subsidiaries in the ordinary course of business for bona fide business purposes and in accordance with applicable laws;

                  (11) advances to suppliers and customers in the ordinary
course of business;

                  (12) an Investment by the Company or any Restricted Subsidiary
in receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted
Subsidiary deems reasonable under the circumstances;

                  (13) Investments as lessor under arm's-length capital leases
(determined in accordance with GAAP) of maritime containers entered into on customary terms in the ordinary course of business with unaffiliated third parties;

                  (14) Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted
Subsidiary; and

                  (15) additional Investments in an aggregate amount not to
exceed $25.0 million at any time outstanding.

         "PERMITTED LIENS" means the following types of Liens:

                  (1) Liens (other than Liens arising under ERISA) for taxes, assessments or governmental charges or claims either (a) not delinquent or (b)
contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (2) statutory Liens of landlords and Liens of carriers,
warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (4) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (5) any interest or title of a lessor under any Capitalized
Lease Obligation permitted pursuant to clause (9) of the definition of
"Permitted Indebtedness;" provided, that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized
Lease Obligation;

                  (6) Liens securing Purchase Money Indebtedness permitted
pursuant to clause (9) of the definition of "Permitted Indebtedness;" provided, that (a) the Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a
Lien on any property or assets of the Company or any Restricted Subsidiary other than such property or assets so acquired or constructed and improvements thereto and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any
Purchase Money Indebtedness, within 180 days of such refinancing;

                  (7) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers'
acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (8) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (9) Liens encumbering deposits made to secure obligations
arising from statutory, regulatory, contractual, or warranty requirements of the
Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

                  (10) Liens securing Interest Swap Obligations that relate to
Indebtedness that is otherwise permitted under this Agreement;

                  (11) Liens securing Indebtedness under Currency Agreements that are permitted under this Agreement;

                  (12) judgment Liens not giving rise to an Event of Default;

                  (13) Liens securing Acquired Indebtedness incurred in
accordance with Section 6.1; provided, that:

                           (a) such Liens secured such Acquired Indebtedness at
the time of and prior to the incurrence of such Acquired Indebtedness by the
Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary; and

                           (b) such Liens do not extend to or cover any property
or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a
Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired
Indebtedness by the Company or a Restricted Subsidiary;

                  (14) Liens securing the Interim Notes and all other monetary obligations under this Agreement;

                  (15) Liens securing Qualified Containers Indebtedness or
otherwise incurred in connection with a Qualified Containers Transaction;

                  (16) Liens existing as of the Closing Date;

                  (17) Liens in favor of the Company or the Restricted
Subsidiaries;

                  (18) Liens on assets of the Company or any Restricted
Subsidiaries securing Indebtedness and other Obligations under the Credit
Agreement; and

                  (19) Liens securing Refinancing Indebtedness incurred to
Refinance any Indebtedness secured by a Lien permitted under this paragraph and incurred in accordance with Section 6.1; provided, that such Liens: (i) are no less favorable to the Lenders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being
Refinanced; and (ii) do not extend to or cover any property or assets of the
Company or any of its Restricted Subsidiaries not securing the Indebtedness so
Refinanced.

         "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

         "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "PUBLIC EQUITY OFFERING" means an underwritten public offering of
Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the Commission (other than on Form S-8).

         "PURCHASED ENTITIES" means Transamerica Leasing Inc., Trans Ocean Ltd.,
Transamerica Leasing do Brasil Ltda., Trans Ocean Container Corporation,
Spacewise Inc., Transamerica Leasing N.V., Transamerica Leasing SRL, ICS
Terminals (UK) Limited, Trans Ocean Regional Corporate Holdings, Transamerica
Leasing Pty. Ltd., Transamerica Leasing GmbH, Transamerica Leasing (HK) Ltd.,
Greybox Logistics Services Inc., Intermodal Equipment Inc., Greybox Services
Ltd. and Transamerica Leasing Limited.

         "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company and its
Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, provided, that the aggregate principal amount of such
Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

         "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not
Disqualified Capital Stock.

         "QUALIFIED CONTAINERS INDEBTEDNESS" means Indebtedness incurred by a
Qualified Containers Subsidiary in connection with, or pursuant to, a Qualified
Containers Transaction.

         "QUALIFIED CONTAINERS SUBSIDIARY" means:

                  (1) Transamerica Leasing Inc., Trans Ocean Ltd. and Trans
Ocean Container Corporation;

                  (2) any Restricted Subsidiary that at the time of
determination shall be or continue to be designated a Qualified Containers
Subsidiary by the Board of Directors of the Company in the manner provided below; and

                  (3) without regard to clause (2) above or to the paragraph immediately below, any Subsidiary of a Qualified Containers Subsidiary.

         The Board of Directors may designate any Restricted Subsidiary
(including any newly acquired or newly formed Subsidiary) to be a Qualified
Containers Subsidiary unless such Subsidiary owns any Capital Stock of the
Company or any other Restricted Subsidiary that is not a Qualified Containers
Subsidiary or a Subsidiary of the Subsidiary to be so designated, provided, that each Subsidiary to be so designated and each of its Subsidiaries at the time of designation, and at all times thereafter does not create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any
Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries other than Qualified
Containers Subsidiaries and Subsidiaries thereof in any way other than (a)
pursuant to representations, warranties, covenants, agreements and indemnities entered into in connection or pursuant to a Qualified Containers Transaction or
(b) in connection with the Qualifying Container Assets and related assets as provided in the definition of "Qualified Containers Transaction".

         Any such designation by the Board of Directors shall be evidenced to the Agent by promptly filing with the Agent a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "QUALIFIED CONTAINERS TRANSACTION" means (a) any securitization or similar financing transaction by a Qualified Containers Subsidiary or (b) any transaction or series of transactions entered into by the Company or any of its
Restricted Subsidiaries, from time to time, pursuant to which the Company or such Restricted Subsidiary sells, conveys or otherwise transfers to (i) a
Qualified Containers Subsidiary (in the case of a transfer by the Company or such Restricted Subsidiary) and (ii) any other Person (in the case of a transfer by a Qualified Containers Subsidiary), or grants a security interest in, any
Qualifying Container Assets (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries or Qualified Containers
Subsidiaries, and any assets related thereto, including, without limitation, accounts receivable or rights under lease agreements, all contracts and all guarantees or other obligations in respect of such Qualifying Container Assets, proceeds of such Qualifying Container Assets and

other assets (including, without limitation, contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions or other financing arrangements involving Qualifying Container Assets and related assets.

         "QUALIFYING CONTAINER ASSETS" means Containers and related assets
(whether now existing or arising in the future) of the Company or any of its
Restricted Subsidiaries or Qualified Containers Subsidiaries, and any assets related thereto, including, without limitation, accounts receivable or rights under lease agreements, all contracts and all guarantees or other obligations in respect of such Qualifying Container Assets, proceeds of such Qualifying
Container Assets and other assets (including, without limitation, contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions or other financing arrangements involving Container and related assets.

         "QUARTERLY PERIOD" means the Initial Quarterly Period and each successive 90-day period; provided that if any such 90-day period shall terminate on a date that is not a Business Day, then the applicable Quarterly
Period to which such period shall relate shall instead terminate on the first
Business Day succeeding such date.

         "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "REFINANCED" and "REFINANCING"
shall have correlative meanings.

         "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any
Restricted Subsidiary of Indebtedness incurred in accordance with Section 6.1
(other than pursuant to Permitted Indebtedness) or clause (1), (2), (3), (9),
(10) or (15) of the definition of Permitted Indebtedness, in each case that does not:

                  (1) have an aggregate principal amount (or, if such
Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the
Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the
Refinancing of such Indebtedness being Refinanced; or

                  (2) create Indebtedness with: (a) a Weighted Average Life to
Maturity that is less than the Weighted Average Life to Maturity of the
Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced.

If such Indebtedness being Refinanced is subordinate or junior by its terms to the Interim Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Interim Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

         "REGISTER" has the meaning ascribed to such term in Section 5.4.

         "REGISTRATION RIGHTS AGREEMENT" means a registration rights agreement substantially in the form of Exhibit II (with such changes therein as the Agent and the Company shall approve).

         "RESTRICTED PAYMENT" has the meaning ascribed to such term in
Section 6.3.

         "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such
Person which at the time of determination is not an Unrestricted Subsidiary.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "SENIOR INDENTURE" means an indenture between the Company and a trustee substantially in the form of Exhibit III hereto (with such changes as the Agent and the Company shall approve, and, at such time, if any, as notes issued thereunder are sold in a public offering, with other appropriate changes to reflect such public offering), as the same may at any time be amended, modified and supplemented and in effect.

         "SIGNIFICANT SUBSIDIARY" with respect to any Person, means any
Restricted Subsidiary of such Person that satisfies the criteria for a
"significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the
Exchange Act.

         "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of July 10, 2004 among TA Leasing Holding Co., Inc., Transamerica, Corporation
and Klesch & Company Limited, as amended by the First Amendment to Stock
Purchase Agreement dated as of August 10, 2004 and the Second Amendment to Stock
Purchase Agreement dated as of September 30, 2004.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company which is expressly subordinated in right of payment to the Interim Notes.

         "SUBSIDIARY" with respect to any Person, means:

                  (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person;

                  (2) any trust for which any Qualified Containers Subsidiary is a depositor and any other Person created by a Qualified Containers Subsidiary for the purposes of facilitating a Qualified Containers Transaction; or

                  (3) any other Person of which at least a majority of the
voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

         "SURVIVING ENTITY" shall have the meaning ascribed to such term in
Section 6.5(b).

         "SYNDICATION" has the meaning ascribed to such term in Section 10.2A.

         "SYSTEMS/ORGANIZATIONAL ESTABLISHMENT EXPENSES" means the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Company and the Restricted Subsidiaries in financial, information technology and other similar systems of the Company and the Restricted Subsidiaries.

         "TAXES" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest penalties, from time to time or at any time imposed by any Law or any tribunal.

         "TRANSACTIONS" shall mean, collectively, (i) the Acquisition, (ii) the incurrence of the loans drawn down on the Closing Date under the Credit
Agreement, (iii) the incurrence of the Interim Loan hereunder on the Closing
Date, (iv) any other transaction on the Closing Date contemplated in relation to the foregoing and (v) the payment of fees and expenses in connection with the foregoing.

         "TRANSFEREE" has the meaning ascribed to such term in Section 10.19A.

         "UNRESTRICTED SUBSIDIARY" of any Person means:

                  (1) any Subsidiary of such Person that at the time of
determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

                  (2) any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

                  (1) the Company certifies to the Agent that such designation complies with Section 6.3; and

                  (2) each Subsidiary to be so designated and each of its
Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted
Subsidiaries.

         The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

                  (1) immediately after giving effect to such designation, the
Company is able to incur at least $1.00 of additional Indebtedness (other than
Permitted Indebtedness) in compliance with Section 6.1; and

                  (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

         Any such designation by the Board of Directors shall be evidenced to the Agent by promptly filing with the Agent a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. LEGAL TENDER" means such coin or currency of the United States of
America as at the time of payment shall be legal tender for the payment of public and private debts.

         "VOTING STOCK" means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof
(whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the
Board of Directors (or equivalent governing body) of such Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any
Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

                  (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

                  (b) the number of years (calculated to the nearest
one-twelfth) which will elapse between such date and the making of such payment.

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted
Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a Foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Restricted
Subsidiary of such Person.

         1.2 ACCOUNTING TERMS. For the purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

         1.3 OTHER DEFINITIONAL PROVISIONS; ANNIVERSARIES. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

SECTION 2  AMOUNT AND TERMS OF INTERIM LOAN COMMITMENT AND INTERIM LOAN;
           INTERIM NOTES

         2.1      INTERIM LOAN AND INTERIM NOTES.

                  A. INTERIM LOAN COMMITMENT. Subject to the terms and
conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lenders hereby severally and not jointly agree to lend to the Company on the Closing Date $275,000,000 in the aggregate (the "INTERIM Loan"), each such Lender committing to lend the amount set forth next to such Lender's name on the signature pages hereto. The Lenders'

commitment to make the Interim Loan to the Company pursuant to this Section 2.1A is herein called individually, the "INTERIM LOAN COMMITMENT" and collectively the "INTERIM LOAN COMMITMENTS."

                  B. NOTICE OF BORROWING. When the Company desires to borrow under this Section 2.1, it shall deliver to the Agent a Notice of Borrowing no later than 3:00 P.M. (New York time) at least two Business Days in advance of the Closing Date or such later date as shall be agreed to by the Agent. The
Notice of Borrowing shall specify the applicable date of borrowing (which shall be a Business Day). Upon receipt of such Notice of Borrowing, the Agent shall promptly notify each Lender of its pro rata share of the Interim Loan and the other matters covered by the Notice of Borrowing.

                  C. DISBURSEMENT OF FUNDS. (i) No later than 10:00 a.m. (New
York time) on the Closing Date, or such later time on the Closing Date as shall be agreed to by the Agent and each Lender, each Lender will make available its pro rata share of the Interim Loan requested to be made on such date in the manner provided below. All amounts shall be made available to the Agent in U.S.
Legal Tender and immediately available funds at the Payment Office and the Agent immediately will make available to the Company by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received.

                  Unless the Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to the
Agent its pro rata share of the Interim Loan to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent have made available same to the
Company, the Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company, and the Company shall immediately pay such corresponding amount to the Agent.
The Agent shall also be entitled to recover from such Lender or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the
Company to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds
Rate or (y) if paid by the Company, the then applicable rate of interest on the
Interim Loan.

                           (ii) Nothing herein shall be deemed to relieve any
Lender from its obligation to fulfill its Interim Loan Commitment hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

                  D. INTERIM NOTES. The Company shall execute and deliver to each Lender on the Closing Date a Interim Note dated the Closing Date substantially in the form of Exhibit IV to evidence such Lender's pro rata share of the Interim Loan Commitment and with appropriate insertions (the "INTERIM
NOTES").

                  E. SCHEDULED PAYMENT OF INTERIM LOAN. The Company shall pay in full the outstanding principal amount of the Interim Loan and all other
Obligations owing hereunder no later than the Maturity Date. Without limiting the generality of the foregoing, the Company shall pay accrued interest (and
Liquidated Damages, if any) as and when required by Section 2.3B hereof and reimburse the Agent and Lenders for costs and expenses of the Agent and Lenders, to the extent reimbursable under Section 10.3 hereof, promptly, but in any event within five Business Days, upon presentment of an invoice therefor.

                  F. TERMINATION OF INTERIM LOAN COMMITMENT. The Interim Loan
Commitment hereunder shall terminate on the earlier of (i) the termination of the Stock Purchase Agreement in accordance with its terms or (ii) November 8,
2004 if no portion of the Interim Loan has been funded on or before such date.

                  G. PRO RATA BORROWINGS. The Interim Loan made under this
Agreement shall be made by the Lenders pro rata on the basis of their respective
Interim Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of the
Interim Loan hereunder and that each Lender shall be obligated to make its portion of the Interim Loan hereunder, regardless of the failure of any other
Lender to fulfill its commitments hereunder.

         2.2  RESERVED.

         2.3  INTEREST ON THE INTERIM LOAN.

                  A. RATE OF INTEREST. Subject to Section 2.3C, the Interim Loan
shall bear interest for each Quarterly Period at a rate per annum equal to the
Applicable Rate for such period.

                  B. INTEREST PAYMENTS. (i) Interest (and any Liquidated Damages
then payable) shall be payable in arrears on each April 15 and October 15, commencing with April 15, 2005 and upon any prepayment or redemption of the
Interim Loan (to the extent accrued on the amount being prepaid) and at maturity of the Interim Loan in respect of any amounts paid on such date.

                  C. POST-MATURITY INTEREST. Notwithstanding any other provision of this Agreement to the contrary, any principal payments on the Interim Loan not paid when due and, to the extent permitted by applicable law, any interest payment on the Interim Loan not paid when due, in each case whether at stated
maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the
Interim Loan.

                  D. COMPUTATION OF INTEREST. Interest on the Interim Loan shall be computed on the basis of a 360-day year and twelve 30-day months. In computing interest on the Interim Loan, the date of the making of the Interim
Loan shall be included and the date of payment shall be excluded.

         2.4 PREPAYMENTS AND PAYMENTS.

                  A. PREPAYMENTS.

                           (i) VOLUNTARY PREPAYMENTS. The Company may, upon not
less than one Business Day's prior written or telephonic notice confirmed in writing to the Agent at any time and from time to time, without premium or penalty of any kind (other than in respect of Liquidated Damages), prepay the
Interim Loan made to the Company in whole or in part. Notice of prepayment having been given as aforesaid, the principal amount of the Interim Loan to be prepaid shall become due and payable on the prepayment date, together with accrued but unpaid interest (and Liquidated Damages, if any), on such amount to the prepayment date. Amounts of the Interim Loan so prepaid may not be reborrowed.

                           (ii) MANDATORY PREPAYMENTS.

                                    (a) PREPAYMENTS FROM ASSET SALES. Upon
receipt by the Company or any Restricted Subsidiary of the Company of Net Cash
Proceeds of any Asset Sale permitted by Section 6.10, the Company or any
Restricted Subsidiary of the Company shall, or shall cause its Restricted
Subsidiaries to, apply the Net Cash Proceeds of such Asset Sale within 365 days of receipt thereof (v) in the case of the receipt by any Restricted Subsidiary
(but not by the Company) of Net Cash Proceeds of any Asset Sale, to repay
Indebtedness under any Qualified Containers Indebtedness or to repay
Indebtedness under the Credit Agreement; (w) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted
Business is or becomes a Restricted Subsidiary of the Company; (x) to acquire
Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary that is engaged in a Permitted Business; (y) to acquire or make an investment in property, plant, equipment or other non-current assets that replace the properties and assets that were the subject of such Asset Sale or that will be used or useful in the Permitted Business
(including expenditures for maintenance, repair or improvement of existing properties and assets); or (z) a combination of repayment and investment permitted by the foregoing clauses (v), (w), (x) and (y). Pending the final application of Net Cash Proceeds, the Company or its Restricted Subsidiaries,
as the case may be, may temporarily reduce revolving credit borrowings or invest such Net Cash Proceeds in Cash Equivalents.

                  To the extent not used as above, the Company shall, or shall cause its Restricted Subsidiaries to, prepay the Interim Loan (an "ASSET SALE
PREPAYMENT"), all on a pro rata basis, with the Net Cash Proceeds received from any Asset Sale on a date not later than the Business Day next succeeding the
365th day after the consummation of such Asset Sale if and to the extent that such Net Cash Proceeds are not applied by the Company or any Restricted
Subsidiary of the Company within 365 days as provided in the immediately preceding paragraph or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net
Cash Proceeds relating to such Asset Sale as set forth in clauses (v), (w), (x)
(y) or (z) of the preceding paragraph. Notwithstanding the foregoing provisions of this paragraph, no mandatory repayments shall be required pursuant to this
Section 2.4A(ii) until the date on which the aggregate Net Cash Proceeds from all Asset Sales not applied in

accordance with clauses (v), (w), (x), (y) or (z) of the preceding paragraph within the time periods specified by this paragraph equal or exceed $20.0 million.

                                    (b) NOTICE. The Company shall notify the
Agent of any prepayment to be made pursuant to this Section 2.4A(ii) at least one Business Day prior to such prepayment date (unless shorter notice is satisfactory to the Agent).

                                    (c) PREPAYMENTS FROM NOTE OFFERING.
Promptly, but in any event within three Business Days, following the consummation of any Note Offering, the Company shall repay all or a portion of the principal amount of the Interim Loan and all other Obligations owing hereunder or any other Loan Document in an amount equal to the lesser of
(i) the outstanding principal amount of the Interim Loan and all other
Obligations owing hereunder or any other Loan Document and (ii) the amount of the net cash proceeds received by the Company from such Note Offering.

                           (iii) COMPANY'S MANDATORY PREPAYMENT OBLIGATION;
APPLICATION OF PREPAYMENTS. All prepayments shall include payment of accrued interest (and Liquidated Damages, if any) on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

                           (iv) MANDATORY OFFER TO PURCHASE INTERIM NOTES. (a)
Upon the occurrence of a Change of Control (the date of such occurrence, the
"CHANGE OF CONTROL DATE"), the Lenders shall have the right to require the repurchase of all of the Interim Notes pursuant to an offer to purchase (the
"CHANGE OF CONTROL OFFER") at a purchase price equal to 100% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest thereon (including Liquidated Damages, if any) to the date of repurchase.

                                    (b) Within 30 days following the Change of
Control Date the Company shall mail a notice to the Agent containing all instructions and materials necessary to enable the Lenders to tender Interim
Notes pursuant to the Change of Control Offer and stating the following:

                                            (1) that the Change of Control Offer
                           is being made pursuant to this Section 2.4A(iv) and
                           that all Interim Notes validly tendered will be
                           accepted for payment;

                                            (2) the purchase price and the
                           purchase date, which shall be a Business Day that is
                           no earlier than 30 days nor later than 60 days from
                           the date such notice is mailed (the "OFFER PAYMENT
                           DATE");

                                            (3) that any Note not tendered will
                           continue to accrue interest;

                                            (4) that any Note accepted for
                           payment pursuant to the Change of Control Offer shall
                           cease to accrue interest after the Offer Payment Date
                           unless the Company shall default in the payment of
                           the repurchase price of the Interim Notes;

                                            (5) that if a Lender elects to have
                           a Interim Note purchased pursuant to the Change of
                           Control Offer it will be required to surrender the
                           Note, with the form entitled "Option of Lender to
                           Elect Purchase" on the reverse of the Note completed,
                           to the Company prior to 10:00 a.m. New York time on
                           the Offer Payment Date;

                                            (6) that a Lender will be entitled
                           to withdraw its election if the Company receives, not
                           later than 9:00 a.m. New York time on the Business
                           Day preceding the Offer Payment Date, a telegram,
                           telex, facsimile transmission or letter setting forth
                           the principal amount of Interim Notes such Lender
                           delivered for purchase, and a statement that such
                           Lender is withdrawing its election to have such Note
                           purchased; and

                                            (7) that if Interim Notes are
                           purchased only in part a new Note of the same type
                           will be issued in principal amount equal to the
                           unpurchased portion of the Interim Notes surrendered.

                                    (c) On or before the Offer Payment Date, the
Company shall (i) accept for payment Interim Notes or portions thereof which are to be purchased in accordance with the above, and (ii) deposit at the
Payment Office U.S. Legal Tender sufficient to pay the purchase price of all
Interim Notes to be purchased. The Agent shall promptly mail to the Lenders whose Interim Notes are so accepted payment in an amount equal to the purchase price.

                                    (d) Notwithstanding anything to the contrary
set forth in this clause (iv), the Company will not be required to make a
Change of Control Offer upon the occurrence of a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this clause (iv).

         B. MANNER AND TIME OF PAYMENT. All payments of principal and interest
(including Liquidated Damages) hereunder and under the Interim Notes by the
Company shall be made without defense, setoff or counterclaim and in same-day funds and delivered to the Agent, unless otherwise specified, not later than
3:00 P.M. (New York time) on the date due at the Payment Office for the account of the Lenders; funds received by the Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day. The foregoing notwithstanding, the Company hereby is authorized to set off against any amount due and payable to a Lender hereunder the amount of any claim arising under a final non-appealable judgment that has been finally determined by a court of competent jurisdiction to be payable by such Lender to the Company.

         C. PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Interim Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business
Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Interim Notes or of the commitment and other fees hereunder, as the case may be.

         D. NOTATION OF PAYMENT. Each Lender agrees that before disposing of any
Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid, which notation shall constitute prima facie evidence of the amounts of the
Obligations recorded; provided that the failure to make (or any error in the making of) such a notation shall not limit or otherwise affect the obligation of the Company hereunder or under such Interim Notes to pay the Obligations in accordance with their terms.

         2.5 USE OF PROCEEDS.

                  A. INTERIM LOAN. The proceeds of the Interim Loan shall be applied by the Company, together with borrowings under the Credit Agreement, to pay for the Acquisition and then to the payment of fees and expenses relating to the Acquisition.

                  B. MARGIN REGULATIONS. No portion of the proceeds of any
borrowing under the Loan Documents shall be used by the Company in any manner which might cause the borrowing or the application of such proceeds to violate the applicable requirements of Regulation U, Regulation T or Regulation X of the
Board of Governors of the Federal Reserve System or any other regulation of the
Board of Governors or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

SECTION 3  CONDITIONS

         3.1  CONDITIONS TO INTERIM LOAN.  The obligations of the Lenders to make the Interim Loan are subject to prior or concurrent satisfaction of each of the following conditions:

                  A. On or before the Closing Date, all corporate and other
proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental hereto and thereto not previously found acceptable by the Agent shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received on behalf of the Lenders the following items, each of which shall be in form and substance reasonably satisfactory to the Agent and, unless otherwise noted, dated the
Closing Date:

                           (1) a copy of the Company's charter, certified as of
the Closing Date by one of its Officers, together with a certificate of status, compliance, good standing or like certificate with respect to the Company issued by the appropriate government officials of the jurisdiction of its incorporation, each to be dated a recent date prior to the Closing Date;

                           (2) a copy of the Company's bylaws, certified as of
the Closing Date by one of its Officers;

                           (3) resolutions of the Company's Board of Directors
approving and authorizing the execution, delivery and performance of this
Agreement, each of the other Documents to which it is a party and any other documents, instruments and certificates required to be executed by the Company in connection herewith and therewith and approving and authorizing the execution and delivery of the Documents and the consummation of the
Transactions, each certified as of the Closing Date by one of its Officers as being in full force and effect without modification or amendment;

                           (4) executed copies of this Agreement and the
Interim Notes substantially in the form of Exhibit IV executed in accordance with Section 2.1D drawn to the order of the Lenders and with appropriate insertions;

                           (5) an originally executed Notice of Borrowing
substantially in the form of Exhibit I, signed by a duly authorized Officer of the Company;

                           (6) an originally executed copy of the written
opinion of Mayer, Brown, Rowe & Maw LLP, special counsel to the Company, addressed to the Agent and each of the Lenders covering the matters set forth in Exhibit V;

                           (7) (i) executed or conformed copies of the Credit
Agreement and all documents and instruments relating thereto and any amendments thereto made on or prior to the Closing Date and a copy of each legal opinion delivered in connection with the Credit Agreement, and the terms and provisions of the Credit Agreement and all documents and instruments relating thereto shall be reasonably satisfactory to the Agent and (ii) an Officers'
Certificate from the Company certifying that the Credit Agreement is in full force and effect on the Closing Date; and

                           (8) true and correct copies of each consulting or
management advisory agreement executed by the Company in connection with the consummation of the Transactions, each duly certified by the secretary or assistant secretary of the Company as being a true, correct and complete copy thereof.

                  B. Simultaneously with the making of the Interim Loan by the
Lenders, the Company shall have delivered to the Agent an Officers' Certificate from the Company in form and substance satisfactory to the Agent to the effect that (i) the representations and warranties in Section 4 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date and (ii) on or prior to the Closing
Date, the Company has performed and complied with in all material respects all covenants and conditions to be performed and observed by the Company hereunder on or prior to the Closing Date (other than such conditions the satisfaction of which is subject to the satisfaction of the Agent and/or the Majority Lenders).

                  C. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of
Borrowing which would constitute an Event of Default or Default.

                  D. The pro forma consolidated capital structure of the Company and its Subsidiaries, after giving effect to the Transactions, shall be consistent with the capital structure described on Schedule C.

                  E. There shall not have occurred since December 31, 2003 (and the Lenders shall have become aware of no facts or conditions not previously known to the Lenders) anything which the Lenders shall reasonably determine could have a material adverse effect on the rights or remedies of the Lenders, or on the ability of the Company to perform its obligations to the Lenders;

                  F. Simultaneously with the making of the Interim Loan by the
Lenders, the Acquisition shall have been consummated on the terms set forth in the Acquisition Agreements; and the date that the Acquisition shall have been consummated was no later than November 8, 2004.

                  G. The Company shall have received ratings with respect to the high yield notes to be issued in the contemplated Note Offering of B- (or better) from S&P or B3 (or better) from Moody's and such ratings shall remain in full force and effect without having been downgraded.

                  H. An agreement among the Agent, the Company and the
Administrative Agent shall been executed and delivered by each party thereto and otherwise be in full force and effect, such agreement to be in form, scope and substance reasonably satisfactory to the Agent.

SECTION 4  REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement and to make the Interim Loan, the Company represents and warrants to the Lenders that, at the time of execution hereof and after consummation of the Transactions, the following statements are true, correct and complete:

         4.1 COMPANY STATUS. The Company (i) is a duly organized and validly existing company in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, would not reasonably be expected to have a
Material Adverse Effect.

         4.2 COMPANY POWER AND AUTHORITY. The Company has the power and authority to execute, deliver and perform the terms and provisions of each of the Loan Documents to which it is a party and the Intercreditor Agreement and has taken all necessary company action to authorize the execution, delivery and performance by it of each of such Loan Documents and the Intercreditor
Agreement. The Company has duly executed and delivered each of the Loan
Documents to which it is a party and the Intercreditor Agreement, and each of such Loan Documents and the Intercreditor Agreement constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         4.3 NO VIOLATION. Neither the execution, delivery or performance by the
Company of the Loan Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor consummation of the transactions contemplated therein (i) will contravene any material provision of any applicable law, statute, rule or regulation or of any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to

create or impose) any Lien (except pursuant to the Credit Agreement) upon any of the material properties or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Company is a party or by which it or any of its material property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of the
Company.

         4.4 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with
(except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the Company's execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document against the Company.

         4.5 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED
             LIABILITIES; ETC.

                  (a) On and as of the Closing Date, after giving effect to the
Transactions (including the making of all transfers, whether absolute or intended for security, and including the incurring of all of the indebtedness by the Company as contemplated by the Transactions), the Company does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; provided, however, that this Section 4.5(a)
shall not constitute any representation as to the amount of the assets or the amount of the liabilities of the Company as of the Closing Date. As used in this
Section 4.5, the term "debt" means any liability on a claim, and "claim" means
(i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (b) The Company is entering into the Transactions (including the making of all transfers, whether absolute or intended for security, and including the incurring of all of the indebtedness by the Company as contemplated by the Transactions), in good faith and without the intent to hinder, delay or defraud any creditor of the Company.

                  (c) Except as fully disclosed in writing to the Lenders prior to the Closing Date or as otherwise disclosed on Schedule B hereto, there were as of the Closing Date no liabilities or obligations with respect to the Company
(whether absolute, accrued, contingent or otherwise and whether or not due)
which, either individually or in aggregate, would be material to the Company or to the Company and its Subsidiaries taken as a whole.

         4.6 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened, against the Company on the
Closing Date (i) with respect to any Document or (ii) that could reasonably be expected to have a Material Adverse Effect.

         4.7  RESERVED

         4.8  RESERVED

         4.9 CAPITALIZATION. On the Closing Date and after giving effect to the
Transactions, the authorized capital stock of the Company shall consist of
200,000 shares of common stock, of which 100,000 are outstanding, and 500,000 shares of preferred stock, of which 200,000 shares have been designated Series A
12% Cumulative Senior Preferred Stock. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights.

         4.10 SUBSIDIARIES. As of the Closing Date and immediately after giving effect to the Transactions, the Company has no Subsidiaries other than the
Purchased Entities.

         4.11 COMPLIANCE WITH STATUTES, ETC. The Company is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.12 INVESTMENT COMPANY ACT. The Company is not an "investment company"
or a company "controlled" by an "investment company," within the meaning of the
Investment Company Act of 1940, as amended.

         4.13 PUBLIC UTILITY HOLDING COMPANY ACT. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.14 INDEBTEDNESS. Schedule B sets forth a true and complete list of all Indebtedness (exclusive of Indebtedness pursuant to (x) this Agreement and
(y) other Indebtedness in an aggregate principal amount not to exceed $100,000)
of the Company as of the Closing Date and which is to remain outstanding immediately after giving effect to the Transactions and the incurrence of the
Interim Loan on such date, in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

         4.15 TRANSACTIONS. As of the Closing Date, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required of the Company in order to make or consummate the transactions contemplated by the Loan
Documents and the Credit Agreement will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained), except where the failure to so obtain, give, file or take either would not have a Material Adverse Effect or resulted from any action or inaction of the Purchased Entities prior to the consummation of the Transactions. There does not exist any judgment, order or injunction against the Company prohibiting the making of the Interim Loan hereunder or the performance by the Company of its obligations under the Loan Documents and the
Credit

Agreement. All actions required to be taken by the Company pursuant to or in furtherance of the transactions contemplated by the Loan Documents and the
Credit Agreement have been taken in material compliance with the Loan Documents and Credit Agreement and all applicable laws.

         4.16 INSURANCE. Set forth on Schedule D hereto is a true, correct and complete summary of all material insurance carried by the Company on and as of the Closing Date, with the amounts insured set forth therein.

         4.17 NO DEFAULT. No event has occurred and is continuing which constitutes a Default or an Event of Default.

         4.18 COMPLIANCE WITH CONTRACTS, ETC. The Company is not (A) in
violation of its certificate of incorporation, bylaws or other organizational documents or (B) in violation of any applicable law, ordinance, administrative or governmental rule or regulation, or (C) in default (nor will an event occur which with notice or passage of time or both would constitute such a default)
under or in violation of any indenture or loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, except, with respect to clauses (B) and (C), for such violations or defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

         4.19 USE OF PROCEEDS; MARGIN STOCK, ETC. The proceeds of the Interim
Loan will be used solely for the purposes specified herein. Neither the making of the Interim Loan nor the use of proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X, of the Board of
Governors of the Federal Reserve System.

         4.20 SENIOR INDENTURE; ETC. The Company shall (to the extent such documents are executed), on the date it executes and delivers the Senior
Indenture, the Registration Rights Agreement and the Exchange Notes, have the full corporate power, authority and capacity to do so and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute them as valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date, if any, of such execution and delivery by the Company, the Senior Indenture, the
Registration Rights Agreement and the Exchange Notes shall constitute legal, valid, binding and unconditional obligations of the Company enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         4.21 AFFILIATE TRANSACTIONS. Neither the Company nor any Subsidiary is
a party to any transaction with any Permitted Holder, or any officer or director of any Permitted Holder, except as set forth on Schedule E.

         4.22 NO PRIOR BUSINESS. The Company has not, at any time since its formation, and, until the Closing Date, will not have (A) owned any assets or property, (B) entered into any transaction (other than (i) the transactions contemplated by, or required in connection with, the Transactions or (ii)
administrative transactions in connection with its formation and organization), or (C) engaged in any business other than the negotiation of the transactions contemplated by, or required in connection with, the Transactions.

SECTION 5 AFFIRMATIVE COVENANTS

         The Company covenants and agrees that, until the Interim Loan and the
Interim Notes and all other amounts due under this Agreement have been indefeasibly paid in full it shall perform all covenants in this Section 5 required to be performed by it:

         5.1 FINANCIAL STATEMENTS AND OTHER REPORTS.  The Company will furnish to the Agent:

                  (a) FINANCIAL REPORTS. Whether or not required by the rules and regulations of the Commission, so long as any Interim Notes are outstanding:

                           (1) all quarterly and annual financial information
that would be required to be contained in a filing with the Commission on
Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results
of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants;

                           (2) all current reports that would be required to be
filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission rules and regulations; and

                           (3) in addition, following the consummation of the
Exchange Offer, whether or not required by the rules and regulations of the
SEC, the Company will file a copy of all such information and reports with the
Commission for public availability within the time periods specified in the
SEC's rules and regulations (unless the Commission will not accept such a filing).

                  (b) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 5.01(a), a certificate in the form of Exhibit VI of the Chief Executive Officer, President, Vice President or Chief
Financial Officer of the Company to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and the action which the
Company has taken, is taking, or proposes to take with respect to each such condition or event.

                  (c) NOTICE OF DEFAULT. Promptly, and in any event within five
Business Days after an Authorized Officer of the Company obtains knowledge thereof, notice of the occurrence of any event which constitutes a Default or
Event of Default.

                  (d) OTHER REPORTS AND FILINGS. Promptly, copies of all notices of default in the observance or performance by the Company or any of its
Subsidiaries of any agreement or condition relating to any Indebtedness in a principal amount equal to or exceeding $25,000,000 in the aggregate (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto.

                  (e) OTHER INFORMATION. From time to time, such other
information or documents (financial or otherwise) with respect to the Company or its Subsidiaries as the Agent may reasonably request in writing.

         5.2 EXCHANGE OF INTERIM NOTES. On any date after the first anniversary of the Closing Date, the Company shall, on the 15th Business Day following receipt of (1) the written request (the "EXCHANGE REQUEST") of a holder of
Interim Notes requesting the exchange of Interim Notes for Exchange Notes and
(2) the written consent of the Majority Lenders consenting to such exchange:

                  (i) Execute and deliver and cause a bank or trust company
acting as trustee thereunder to execute and deliver, the Senior Indenture, if such Senior Indenture has not previously been executed and delivered;

                  (ii) Execute and deliver to all of the holders or beneficial owners in accordance with the Senior Indenture notes in the form attached to the
Senior Indenture (the "EXCHANGE NOTES") in exchange for all outstanding Interim
Notes dated the date of the issuance of such Exchange Notes, payable to the order of such holder or owner, as the case may be, in the same principal amount as such Interim Notes being exchanged;

                  (iii) Execute and deliver, to such holder or owner, as the case may be, a Registration Rights Agreement in the form of Exhibit II, if such
Registration Rights Agreement has not previously been executed and delivered or, if such Registration Rights Agreement has previously been executed and delivered and such holder or owner is not already a party thereto, permit such holder or owner to become a party thereto; and

                  (iv) Deliver to the trustee under the Indenture an opinion of counsel, in form and substance reasonably satisfactory to the trustee (and subject to customary exceptions and qualifications), with respect to the valid existence of the Company, the power and authority thereof, the due execution and delivery of each of the Senior Indenture, the Exchange Notes and the
Registration Rights Agreement, and the enforceability of each of the Senior
Indenture, the Exchange Notes and the Registration Rights Agreement against the
Company.

         Interim Notes delivered to the Company under this Section 5.2 in exchange for Exchange Notes shall be canceled by the Company and the corresponding amount of the Interim Loan deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Senior
Indenture.

         The bank or trust company acting as trustee under the Senior Indenture shall be selected by the Agent and shall at all times be a corporation organized and doing business under the laws of the United States of America or the State of New York, in good standing and having an office in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority; and, in connection with the foregoing, U.S. Bank, National
Association or The Bank of New York are approved by the Agent to be the trustee under the Senior Indenture.

         5.3 PAYMENTS IN U.S. DOLLARS. All payments of any Obligations to be made hereunder or under the Interim Notes by the Company or any other obligor with respect thereto shall be made solely in U.S. Legal Tender.

         5.4 REGISTER. The Company hereby designates the Agent to serve as the
Company's agent, solely for purposes of this Section 5.4, to maintain a register
(the "REGISTER") on which they will record the Interim Loan made by each of the
Lenders and each repayment in respect of the principal amount of the Interim
Loan of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Company's obligations in respect of such
Interim Loan. With respect to any Lender, the transfer of the Interim Loan
Commitment of such Lender and the rights to the principal of, and interest on, the Interim Loan made pursuant to such Interim Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the
Agent with respect to ownership of such Interim Loan Commitment and Interim Loan and prior to such recordation all amounts owing to the transferor with respect to such Interim Loan Commitment and Interim Loan shall remain owing to the transferor. The registration of assignment or transfer of all or part of any
Interim Loan Commitment and Interim Loan shall be recorded by the Agent on the
Register only upon the receipt by the Agent of a properly executed and delivered assignment and assumption agreement pursuant to Section 10.2A. Coincident with the delivery of such an assignment and assumption agreement to the Agent for acceptance and registration of assignment or transfer of all or part of the
Interim Loan, or as soon thereafter as practicable, the assigning or transferor
Lender shall surrender the Interim Note evidencing such Interim Loan, and thereupon one or more new Interim Notes of the same type and in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender.

SECTION 6         NEGATIVE COVENANTS

         The Company covenants and agrees that until the satisfaction in full of the Interim Loan and the Interim Notes and all other Obligations due under this
Agreement it will fully and timely perform all covenants in this Section 6.

         6.1 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. The Company
will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness other than Permitted
Indebtedness. Notwithstanding the foregoing, the Company and its Restricted
Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if on the date of (after giving effect to) the incurrence of such Indebtedness, the
Consolidated Fixed Charge Coverage Ratio of the Company will be at least 2.0 to 1.0.

         6.2 LIMITATION ON LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its
Restricted Subsidiaries whether owned on the Closing Date or acquired after the
Closing Date, or any proceeds therefrom, unless all payments due under this
Agreement and the Interim Notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien. If such Indebtedness is by its terms expressly subordinated to the Interim Notes, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Interim Notes with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Interim Notes.

         6.3 LIMITATION ON RESTRICTED PAYMENTS.  (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any distribution
(other than dividends or distributions payable (i) in Qualified Capital Stock of the Company, (ii) to the Company or a Restricted Subsidiary or (iii) by a
Subsidiary that is not a Wholly-Owned Restricted Subsidiary on a pro rata basis to the holders of its equity interests, but only if the holders include the
Company, a Wholly-Owned Restricted Subsidiary or a Person who is not otherwise an Affiliate of the Company);

                  (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, or any Restricted Subsidiary or Affiliate of
the Company (other than any such Capital Stock owned by the Company or any
Wholly-Owned Restricted Subsidiary);

                  (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Interim Notes; or

                  (4) make any Investment (other than Permitted Investments);

                  (each of the foregoing actions set forth in clauses (1), (2),
(3) and (4) being referred to as a "RESTRICTED PAYMENT"), if at the time of such
Restricted Payment or immediately after giving effect thereto:

                  (i) a Default or an Event of Default shall have occurred and be continuing;

                  (ii) the Company is not permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
6.1; or

                  (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Closing Date (the amount expended for such purposes, if other than in cash, being the Fair Market
Value of such property at the time of the making thereof) shall exceed the sum of:

                           (A) 50% of the cumulative Consolidated Net Income (or
if cumulative Consolidated Net Income is a loss, minus 100% of such loss) of the Company during the period beginning on the first day of the first fiscal quarter after the Closing Date and ending on the last day of the Company's most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (the "REFERENCE DATE") (treating such period as a single accounting period); plus

                           (B) (i) 100% of the aggregate net cash proceeds and
the Fair Market Value of other assets (other than Indebtedness of any Person that, upon its transfer to the Company, would not constitute Cash Equivalents)
received by the Company from any Person (other than a Subsidiary of the
Company) from the issuance and sale subsequent to the Closing Date and on or prior to the Reference Date of Qualified Capital Stock of the Company and
(ii) 100% of any cash and the Fair Market Value of other assets (other than
Indebtedness of any Person that, upon its contribution to the Company, would not constitute Cash Equivalents) received by the Company from its shareholders as a capital contribution after the Closing Date; plus

                           (C) 100% of the aggregate net cash proceeds received
from the issuance of Indebtedness or shares of Disqualified Capital Stock of the Company (other than to a Restricted Subsidiary of the Company) that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Closing Date and on or prior to the Reference Date; plus

                           (D) the net reduction in the Investments (other than
Permitted Investments) made by the Company or any Restricted Subsidiary in any
Person (other than a Restricted Subsidiary) to the extent such reduction results from net proceeds received by the Company and its Restricted
Subsidiaries upon the (x) repurchase, repayment or redemption of such
Investments by such Person (but only to the extent constituting return of capital), or (y) sale of such Investment, in each case, in an amount not exceeding the aggregate amount of such Investments; plus

                           (E) the Company's or any Restricted Subsidiary's
portion (proportionate to the Company's or such Restricted Subsidiary's equity interest in such Subsidiary) of the fair market value of the net assets of any
Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary in an amount not to exceed the amount of Investments
(excluding Permitted Investments) previously made (and treated as a Restricted
Payment) by the Company or any of its Restricted Subsidiaries in such
Unrestricted Subsidiary.

                  In the case of clause (iii)(B) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

                  (b) The provisions set forth in the immediately preceding
clause (a) do not prohibit:

                  (1) the payment of any dividend or other distribution or
redemption within 60 days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

                  (2) the acquisition of any shares of Qualified Capital Stock of the Company, solely in exchange for other shares of Qualified Capital Stock of the Company;

                  (3) the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Interim Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii)
through the application of net proceeds of a sale for cash (other than to a
Restricted Subsidiary of the Company) within 60 days after such sale, if no
Default or Event of Default would exist after giving effect thereto, of
Refinancing Indebtedness;

                  (4) an Investment either (i) solely in exchange for shares of
Qualified Capital Stock of the Company or (ii) through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within 60 days after such sale;

                  (5) in the event of a Change of Control, and if no Default shall have occurred and be continuing or would exist after giving effect, the payment, purchase, redemption, defeasance or other acquisition or retirement of
Indebtedness that is subordinated to the Interim Notes, in each case, at a purchase price not greater than 101% of the principal amount of such
Indebtedness (or, if such Indebtedness was issued with original issue discount,
101% of the accreted value), plus any accrued and unpaid interest thereon;
provided, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made a Change of Control Offer with respect to the Interim Notes as a result of such Change of Control and has repurchased all Interim Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

                  (6) payments or distributions to dissenting stockholders of
Capital Stock of the Company pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Agreement applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries;

                  (7) payments, advances or dividends to any direct or indirect parent entity of the Company to be used by such entity solely to pay its franchise taxes and reasonable directors' fees and other fees and expenses owing by it in the ordinary course of business; provided, that such advances are in an aggregate amount not to exceed $2.0 million in any fiscal year, and actually used by such entity to pay such taxes, fees and expenses;

                  (8) the application of the proceeds from the issuance of the
Interim Notes, borrowings under the Credit Agreement and sales of the Company's
Capital Stock on the Closing Date as described on Schedule F;

                  (9) the purchase, repurchase, retirement, redemption or other acquisition of shares of Capital Stock of the Company, any of its Subsidiaries
or any direct or indirect parent of

the Company from employees, former employees, directors, former directors or consultants of the Company, any of its Subsidiaries or any direct or indirect parent entity of the Company (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto)
approved by the Board of Directors of the Company or of any direct or indirect parent of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, that the aggregate amount of such repurchases and other acquisitions in any calendar year shall not exceed the lesser of (i) the sum of (x) $5 million and
(y) the aggregate amount of Restricted Payments permitted (but not made)
pursuant to this clause (10) in prior calendar years and (ii) $10.0 million;
provided further, that such amount in any calendar year may be increased by an amount not to exceed the net cash proceeds of key man life insurance policies received by the Company after the Closing Date;

                  (10) repurchases of Capital Stock deemed to occur upon
exercise of stock options, warrants or other similar rights if such Capital
Stock represents a portion of the exercise price of such options, warrants or other similar rights;

                  (11) cash payments in lieu of the issuance of fractional
shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Qualified Capital Stock of the Company;
provided, that any such cash payment shall not be for the purpose of evading the limitations imposed by this Section 6.3 (as determined in good faith by the
Board of Directors of the Company);

                  (12) if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the payment of the
Management Fee; provided, that the aggregate amount of such management fee in any calendar year shall not exceed the greater of (i) $5.0 million or (ii) 2.5%
of Consolidated EBITDA of the Company;

                  (13) Restricted Payments made to effect a Qualified Containers
Transaction, other than a Restricted Payment made by the Company;

                  (14) any Restricted Payment made out of the net cash proceeds or the Fair Market Value of other assets received by the Company from any Person
(other than a Subsidiary of the Company) from the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of the Company or a substantially concurrent capital contribution received by Company from its stockholders;

                  (15) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, other Restricted
Payments not to exceed $25.0 million in the aggregate following the Closing
Date; and

                  (16) the payment of dividends on Disqualified Capital Stock not issued in violation of Section 6.1 (provided, that the amount of any such dividends during any period shall be included in the calculation of Consolidated
Interest Expense for such period for the purposes of determining the Company's compliance with Section 6.1).

                  In determining the aggregate amount of Restricted Payments made subsequent to the Closing Date in accordance with the preceding clause
(a)(iii) amounts expended pursuant to clauses (1), (4)(ii), (5), (9), (14) and
(15) shall be included in such calculation.

         6.4 SENIOR DEBT AMENDMENTS.

         The Company will not, and will not permit any of its Restricted
Subsidiaries to, without the prior written consent of the Agent, enter into any amendment which is adverse to the Agent or the Lenders of (or permit any agreement in respect of debt that Refinances the debt incurred pursuant to the
Credit Agreement to become effective the effect of which would impose on the
Company terms that if implemented pursuant to an amendment to the Credit
Agreement would be prohibited by this Section) any term of the Credit Agreement consisting of or relating to (i) clause (iv) of the definition of "Permitted
Dividend," (ii) interest rates, fees, and aggregate principal amount of loans to be outstanding, in each case in excess of the amounts contemplated by the definition of "Senior Debt" in the Intercreditor Agreement, (iii) the relative payment priority of the "IO Distributable Amount", (iv) the definition of "Legal
Final Payment Date", (v) the defined terms "Designated Event of Default" and "IO
Distributable Amount", (vi) the relative payment priority of the "IO
Distributable Amount" and (vii) Section 3.6(b) of the Credit Agreement.

         6.5 MERGER, CONSOLIDATION AND SALE OF ASSETS. Except in connection with any Qualified Container Transaction or any leases of Containers by the
Restricted Subsidiaries in the ordinary course of business, the Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

                  (1) either:

                           (a) the Company shall be the surviving or continuing
corporation; or

                           (b) the Person (if other than the Company) formed by
such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted
Subsidiaries substantially as an entirety (the "SURVIVING ENTITY"):

                                    (x) shall be an entity organized and validly
existing under the laws of the United States or any State thereof or the
District of Columbia; and

                                    (y) shall expressly assume, by supplemental
agreement (in form and substance reasonably satisfactory to the Agent), executed and delivered to the Agent, the due and punctual payment of the principal of, and premium, if any, interest and Liquidated Damages, if any, on all of the Interim Notes and the performance of every covenant of the Interim
Notes, this Agreement, and the Registration Rights Agreement on the part of the Company to be performed or observed thereunder;

                  (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction);

                           (a) the Company is able to incur at least $1.00 of
additional Indebtedness (other than Permitted Indebtedness) in compliance with
Section 6.1; and

                           (b) no Default or Event of Default shall have
occurred or be continuing.

         This covenant will not apply to (1) a merger of the Company with an affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets among the Restricted
Subsidiaries of the Company.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted
Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the Interim Notes with the same effect as if such surviving entity had been named as such.

         6.6 LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
RESTRICTED SUBSIDIARIES. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

                  (2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

                  (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary;

         except for such encumbrances or restrictions existing under or by reason of:

                           (a) applicable law, rule, regulation or order;

                           (b) this Agreement;

                           (c) customary non-assignment provisions of any
contract, license or lease of any Restricted Subsidiary to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                           (d) any instrument governing Acquired Indebtedness,
which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                           (e)       the Credit Agreement;

                           (f) any encumbrance or restriction on a Qualified
Container Subsidiary under any agreement entered into in connection with any
Qualified Containers Transaction or any related Qualified Containers
Indebtedness;

                           (g) any encumbrance or restriction pursuant to an
agreement in effect or entered into on the Closing Date (and all replacements or substitutions thereof on terms not materially more adverse to the Lenders and not materially less favorable or materially more onerous to the Company and its Restricted Subsidiaries than those contained in the Existing
Indebtedness on the Closing Date)

                           (h) restrictions on the transfer of assets subject to
any Permitted Lien;

                           (i) customary agreements (i) to sell assets or
Capital Stock permitted under this Agreement pending the closing of such sale or (ii) relating to the transfer of, or in licenses related to, copyrights, patents or other intellectual property;

                           (j) provisions in joint venture agreements and other
similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein);

                           (k) Purchase Money Indebtedness or Capitalized Lease
Obligations permitted under this Agreement; provided, that such encumbrances and restrictions relate only to the assets financed with such Indebtedness;

                           (l) restrictions on cash or other deposits under bona
fide arrangements with customers entered into in the ordinary course of business;

                           (m) Indebtedness of any Foreign Subsidiary permitted
under this Agreement;

                           (n) Refinancing Indebtedness; provided that the
restrictions contained in the agreements governing such Refinancing
Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                           (o) agreements or instruments that prohibit the
payment of dividends or the making of other distributions with respect to
Capital Stock other than on a pro rata basis; and

                           (p) with respect to any Restricted Subsidiary (other
than a Foreign Subsidiary), any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was issued, if (1) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (2) the encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings and (3) such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Interim Notes.

         6.7 LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "AFFILIATE Transaction"), other than

                  (i) Permitted Affiliate Transactions, and

                  (ii) Affiliate Transactions on terms that are no less
favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an
Affiliate of the Company or such Restricted Subsidiary.

         With respect to all Affiliate Transactions (other than Permitted
Affiliate Transactions):

                  (i) if such Affiliate Transaction involves aggregate payments or other property with a Fair Market Value in excess of $10.0 million it will be approved by a majority of the members of the Board of Directors of the Company
(including a majority of the disinterested members thereof), such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions; and

                  (ii) if such Affiliate Transaction involves an aggregate Fair
Market Value of more than $25.0 million, the Company will, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions to the
Company or the relevant Restricted Subsidiary, as the case may be, from an
Independent Financial Advisor and file the same with the Agent.

         The restrictions set forth in this covenant shall not apply to the following transactions (collectively, "PERMITTED AFFILIATE TRANSACTIONS"):

                  (1) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the
Company or any Restricted Subsidiary;

                  (2) transactions exclusively between or among the Company and any of its Wholly-Owned Restricted Subsidiaries or exclusively between or among
Wholly-Owned Restricted Subsidiaries;

                  (3) any agreement as in effect as of the Closing Date or any transaction contemplated thereby and any amendment thereto or any replacement agreement thereto, so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders, the Company or the Restricted Subsidiaries
in any material respect than the original agreement as in effect on the Closing
Date;

                  (4) Restricted Payments permitted by this Agreement (except for Restricted Payments described in Section 6.3(b)(16)) or Permitted
Investments;

                  (5) any merger or other transaction with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or creating a holding company of the Company;

                  (6) any reasonable employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into in good faith by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

                  (7) any loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or the
Restricted Subsidiaries; and

                  (8) any issuance of Qualified Capital Stock of the Company.

         6.8 CONDUCT OF BUSINESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses other than Permitted
Businesses except to such extent as would not be material to the Company and its
Restricted Subsidiaries taken as a whole.

         6.9  RESERVED.

         6.10 LIMITATION ON ASSET SALES.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

                  (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

                  (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents received at the time of such disposition;
provided that the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Interim Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this

provision if the documents governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities; and

                  (3) all of the Net Cash Proceeds in respect thereof are
applied by the Company or a Restricted Subsidiary of the Company in accordance with Section 2.4A(ii)(a).

                  In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 6.5 that does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of the Company and its Restricted
Subsidiaries not so transferred for purposes of this Section 6.9, and shall comply with the provisions of this 6.9 and Section 2.4A(ii)(a) with respect to such deemed sale as if it constituted an Asset Sale. The Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section
6.9 and Section 2.4A(ii)(a).

SECTION 7 EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT")
shall occur and be continuing:

         7.1 FAILURE TO MAKE PAYMENTS (OTHER THAN PRINCIPAL) WHEN DUE. The
failure to pay interest and Liquidated Damages, if any, on any Interim Notes or
any other amount (other than principal for the Interim Notes) when the same becomes due and payable and the default continues for a period of 30 days;

         7.2 FAILURE TO MAKE PRINCIPAL PAYMENTS WHEN DUE. The failure to pay the principal of or premium, if any, on any Interim Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make an Asset Sale Prepayment or a payment to purchase Interim
Notes tendered pursuant to a Change of Control Offer, in each case when such payments are due, or the failure to repay the principal outstanding with respect to the Interim Notes upon the consummation of a Note Offering);

         7.3 OTHER DEFAULTS UNDER AGREEMENT OR LOAN DOCUMENTS. A default in the observance or performance of any other covenant or agreement contained in this
Agreement or any other Loan Document (other than the payment of the principal of, or premium, if any, or interest or and Liquidated Damages, if any, on any
Interim Note) which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Agent or the Lenders of at least 25% of the outstanding principal amount of the Interim Notes (except in the case of a default with respect to Section 6.5, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

         7.4 DEFAULT IN OTHER AGREEMENTS. The failure to pay at final maturity
(giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted
Subsidiary, or the acceleration of the final stated maturity of any such
Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days from the date of acceleration) if the aggregate principal amount of such

Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $25.0 million or more at any time;

         7.5 JUDGMENTS AND ATTACHMENTS. One or more judgments in an aggregate amount in excess of $25.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries (other than any judgment as to which a reputable and solvent third party insurer has accepted full coverage) and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

         7.6 INVOLUNTARY BANKRUPTCY; APPOINTMENT OF CUSTODIAN, ETC. A court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant
Subsidiary in an involuntary case or proceeding, or

                  (B) appoints a Custodian of the Company or any Significant
Subsidiary for all or substantially all of its properties, or

                  (C) orders the liquidation of the Company or any Significant
Subsidiary;

and in each case the Bankruptcy Order remains unstayed and in effect for 60 consecutive days.

         7.7 VOLUNTARY BANKRUPTCY; APPOINTMENT OF CUSTODIAN, ETC. The Company
or any Significant Subsidiary pursuant to or within the meaning of any
Bankruptcy Law:

                  (A) commences a voluntary case or proceeding, or

                  (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, or

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its
creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness, or

                  (E) consents to the filing of a petition in bankruptcy against
it.

         7.8 BREACH OF WARRANTY. Any representation or warranty made by the
Company pursuant to this Agreement shall be false or incorrect in any material respect on the date as of which made or deemed made;

         THEN (i) upon the occurrence and during the continuation of any Event of Default described in the foregoing Section 7.6 or 7.7 with respect to the
Company, all of the unpaid principal amount of and accrued interest on the
Interim Loan and all other outstanding

Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the commitments of the Lenders hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any Event of Default not referred to in clause (i), the Agent shall, upon written notice of the holder or holders of at least 25% in aggregate principal amount of the Interim Loan then outstanding, by written notice to the
Company and the agent under the Credit Agreement specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION
NOTICE"), declare all of the unpaid principal amount of and accrued interest on the Interim Loan and all other outstanding Obligations to be, and the same (x)
shall forthwith become, due and payable, or (y) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt by the Company and the agent under the Credit
Agreement of such Acceleration Notice but only if such Event of Default is then continuing, and the obligations of the Lenders hereunder shall thereupon terminate. Nevertheless, if at any time after acceleration of the maturity of the Interim Loan, the Company shall pay all arrears of interest and all payments on account of the principal thereof which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Interim
Notes) and all Defaults and Events of Default (other than non-payment of principal of and accrued interest on the Interim Loan and the Interim Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.6, then the Agent shall, upon written notice of the holders of at least a majority in aggregate principal amount of the Interim Loan then outstanding, by written notice to the Company rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Default or impair any right consequent thereon.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Interim Notes by notice to the Agent may on behalf of the holders of all of the Interim Notes waive an existing Default or Event of
Default and its consequences hereunder, except a continuing Default or Event of
Default in the payment of the principal or interest on the Interim Notes or that relates to any covenant or provision which cannot be modified or amended without the consent of each holder of an Interim Note; provided, however, that the holders of a majority in aggregate principal amount of the then outstanding
Interim Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration if (a) the rescission would not conflict with any judgment or decree, (b) all existing
Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and (d) the Agent and Lenders have been reimbursed for all reasonable fees and expenses in accordance with the terms of this Agreement. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 8 [INTENTIONALLY OMITTED]

SECTION 9 THE AGENT

         9.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints
Transamerica Accounts Holding Corporation as its Agent to act as specified herein and in the other Loan Documents, and each Lender hereby irrevocably authorizes Transamerica Accounts Holding Corporation as the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan
Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan
Documents, together with such other powers as are reasonably incidental thereto.
The Agent agrees to act as such upon the express conditions contained in this
Section 9. Notwithstanding any provision to the contrary elsewhere in this
Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan
Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 9 are solely for the benefit of the Agent and the Lenders, and neither the Company nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the
Lenders and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agent or trust with or for the Company or any of its Subsidiaries.

         9.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care except to the extent otherwise required by Section 9.3.

         9.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i)
liable for any action lawfully taken or omitted to be taken by them or such
Person under or in connection with this Agreement or the other Loan Documents
(except for their or such Person's own gross negligence or willful misconduct)
or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company, any of its
Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for any failure of the Company, any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this
Agreement or the other Loan Documents, or to inspect the properties, books or records of the Company or any of its Subsidiaries. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other
Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith

or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Company or any of its Subsidiaries to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Interim Loan or of the existence or possible existence of any Default or Event of Default.

         9.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel
(including, without limitation, counsel to the Company or any of its
Subsidiaries), independent accountants and other experts selected by the Agent.
The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. As between the Agent and the Lenders, the
Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         9.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has actually received notice from the Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Lenders holding in the aggregate more than 50% of the outstanding principal amount of Interim Notes; provided that, as between the
Agent and the Lenders unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of
Default as it shall deem advisable in the best interests of the Lenders.

         9.6 NON-RELIANCE ON AGENT. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the
Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries and made its own decision to make the Interim Loan hereunder and enter into this Agreement. Each
Lender also represents that it will, independently and without reliance upon the
Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this

Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries. The Agent
shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.7 INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Majority Lenders at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment in full of the Obligations) be imposed on, incurred by or asserted against the
Agent in its capacity as such in any way relating to or arising out of this
Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby of any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the
Company or any of its Subsidiaries; provided that no Lender shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this
Section 9.7 shall survive the payment in full of all Obligations.

         9.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to the Interim Loan made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent and the term "Lender" and "Lenders" shall include the Agent in its individual capacities.

         9.9 RESIGNATION OF THE AGENT; SUCCESSOR AGENT. The Agent may resign as
Agent upon 20 days' notice to the Lenders and the Company. Upon the resignation of the Agent, Lenders holding in the aggregate more than 50% of the outstanding principal amount of Interim Notes shall appoint from among the Lenders a successor Agent for the Lenders subject to prior approval by the Company (such approval not to be unreasonably withheld or delayed), whereupon such successor
Agent shall succeed to the rights, powers and duties of the resigning Agent, and the term "Agent" shall include such successor Agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of the Agent hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 10 MISCELLANEOUS

         10.1 RESERVED.

         10.2 PARTICIPATIONS IN AND ASSIGNMENTS OF INTERIM LOAN AND
              INTERIM NOTES.

                  A. Each Lender shall have the right at any time to sell,
assign, transfer or negotiate (collectively, a "SYNDICATION") all or any portion of its Interim Notes or its Interim Loan Commitment in an aggregate amount of not less than $10,000,000 to any Eligible Assignee. In the case of any sale, transfer or negotiation of all or part of the Interim Notes or any Interim Loan
Commitment authorized under this Section 10.2A, the assignee, transferee or recipient shall become a party to this Agreement as a Lender by execution of an assignment and assumption agreement in substantially the form set forth as
Exhibit VII; provided that (i) at such time Section 2.1A or 2.2A, as the case may be, shall be deemed modified to reflect the Interim Loan Commitment of such new Lender and of the existing Lenders, (ii) upon surrender of the Interim Notes to the Company, new Interim Notes will be issued to such new Lender and to the assigning Lender, such new Interim Notes to be in conformity with the requirements of Section 2.1D or 2.2E, as the case may be (with appropriate modifications), to the extent needed to reflect the revised Interim Loan
Commitment, and (iii) the Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500; and provided, further, that such transfer or assignment will not be effective until recorded by the Agent on the
Register pursuant to Section 5.4. To the extent of any assignment pursuant to this Section 10.2A, the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Interim Loan Commitment, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Interim Notes or Interim
Loan Commitment, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of a Lender. At the time of each assignment pursuant to this Section
10.2A to an Eligible Assignee which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for Federal income tax purposes, the respective
Eligible Assignee shall provide to the Company and the Agent the appropriate
Internal Revenue Service Forms (and, if applicable, a Section 10.2D(ii)
Certificate) described in Section 10.2D.

                  B. Each Lender may grant participations in all or any part of its Interim Notes or its Interim Loan Commitment in an aggregate amount of not less than $10,000,000 to any Eligible Assignee.

                  C. Nothing in this Agreement shall prevent or prohibit any
Lender from pledging its Interim Notes and Interim Notes hereunder to a Federal
Reserve Bank in support of borrowings made by such Lender from such Federal
Reserve Bank.

                  D. Each Lender that is an assignee or transferee of an
interest under this Agreement pursuant to Section 10.2A (unless the respective
Lender was already a Lender hereunder immediately prior to such assignment or transfer) and that is not a United States Person (as such term is defined in
Section 7701(a)(30) of the Internal Revenue Code) agrees to

deliver to the Company and the Agent, on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal
Revenue Service Form 4224 or 1001 (or successor forms) certifying to such
Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or
(ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and cannot deliver either Internal Revenue Service
Form 1001 or 4224 pursuant to clause (i) above, two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form)
certifying to such Lender's entitlement to a complete exemption from United
States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Agent two new accurate and complete original signed copies of Internal
Revenue Service Form 4224 or 1001, or Form W-8, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company and the Agent of its inability to deliver any such Form or Certificate. Subject to Section 10.2A and the immediately succeeding sentence, the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder or made on any other Loan Document for the account of any Lender which is not a
United States Person (as such term is defined in Section 7701(a)(30) of the
Internal Revenue Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding.
Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 10.2D and except as set forth in Section 10.2A, the
Company agrees to pay additional amounts and to indemnify and hold harmless each
Lender (without regard to the identity of the jurisdiction requiring the deduction or withholding), and reimburse such Lender upon its written request, in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date of any assignment or transfer in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

         10.3 EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to promptly pay (i) all the reasonable and documented fees and expenses of Agent in connection with the preparation, negotiation, execution and delivery of the Loan Documents (including, without limitation, the reasonable fees and disbursements of Gibson, Dunn & Crutcher
LLP); provided, however, that the Company's obligation to reimburse Agent for fees and expenses under this clause (i) shall not exceed $100,000; (ii) the reasonable and documented fees, expenses and disbursements of counsel to the
Lenders in connection with any amendments, modifications and waivers hereto or thereto and consents to departures from the terms hereof and thereof; and (iii)
after the occurrence of an Event of Default, all costs and expenses (including actual and reasonable attorneys fees and costs of settlement) incurred by the
Lenders or the Agent in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the Interim Notes by reason of such Event of Default or in

connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

         10.4 INDEMNITY. In addition to the payment of expenses pursuant to
Section 10.3, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold each of the Lenders, the Agent and any holder of any of the Interim Notes, and each of their respective officers, directors, employees, agents, representatives and affiliates (collectively called the "INDEMNITEES"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto, but excluding any special, indirect, consequential or punitive damages), which may be suffered by, imposed on, incurred by, or asserted against that Indemnitee, in any manner resulting from, connected with, in respect of, relating to or arising out of this Agreement, the other Loan Documents, the Lenders' agreements to make the Interim Loan or the use or intended use of any of the proceeds of the
Interim Loan hereunder or the issuance of the Exchange Notes (the "INDEMNIFIED
LIABILITIES"); provided that the Company shall have no obligation to an
Indemnitee hereunder with respect to Indemnified Liabilities (i) to the extent such liabilities are non-appealable and finally judicially determined to have resulted solely from the willful misconduct, gross negligence, bad faith or recklessness of that Indemnitee (and, upon any such determination, any indemnification payments with respect to such losses, claims, damages, liabilities or related costs and expenses previously received by such Indemnitee shall be promptly reimbursed by such Indemnitee), (ii) to the extent the Company is entitled to indemnification under the Acquisition Agreements (without, for the purposes of this Section 10.4, giving effect to any limitations on indemnification set forth in the Stock Purchase Agreement (whether as a result of the expiration of any applicable survival period or the effect of any monetary thresholds, deductions or caps and including, without limitation, the limitations set forth in 9.01 and 9.05 of the Stock Purchase Agreement)) or
(iii) to the extent such liabilities relate solely to pre-Closing Date occurrences relating to the operation of the Business. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all
Indemnified Liabilities incurred by the Indemnitees or any of them.

         10.5 SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender, the Agent and each subsequent holder of any Note are hereby authorized by the Company at any time or from time to time, without notice to the Company, or to any other Person, any such notice being hereby expressly waived, so long as the claim arises under a final non-appealable judgment that has been finally determined by a court of competent jurisdiction, to set off and to appropriate and to apply any and all deposits
(general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts or any other accounts held for the benefit of another Person) and any other Indebtedness at any time held or owing by such Person or any such subsequent holder to or for the credit or the account of the Company against and on account of the obligations and

liabilities of the Company to such Person or such subsequent holder under this
Agreement and the Interim Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or the
Interim Notes, irrespective of whether or not (a) such Person or such subsequent holder shall have made any demand hereunder or (b) such Person or such subsequent holder shall have declared the principal of or the interest on its portion of the Interim Loan and its Interim Notes and other amounts due hereunder to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured. The
Agent and each Lender hereby waive and disclaim any right of set-off against amounts due to it from the Company under the Interim Notes any amount due and payable by the Agent or such Lender, or any Subsidiary or Affiliate of such
Lender, to the Company or any Subsidiary or Affiliate of the Company pursuant to the terms of the Stock Purchase Agreement.

         10.6 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any term or provision of this Agreement, of the Interim Notes, or, prior to the execution and delivery thereof, of the form of the Registration
Rights Agreement or the form of the Senior Indenture, or consent to any departure by the Company therefrom, shall in any event be effective without the prior written concurrence of the Company, and the Majority Lenders; provided that without the prior written consent of each Lender affected, an amendment, modification, termination or waiver of this Agreement, any Interim Notes, and, prior to the execution and delivery thereof, of the form of Registration Rights
Agreement or the form of Senior Indenture or consent to departure from a term or provision hereof or thereof may not: (i) reduce the principal amount of Interim
Notes whose holders must consent to any such amendment, modification, termination, waiver or consent; (ii) reduce the rate of or extend the time for payment of principal or interest on any Note; (iii) reduce the principal amount of any Note; (iv) make any Note payable in money other than that stated in the
Note; (v) amend, change or modify in any material respect the obligation of the
Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control; and provided, further, that without the consent of the
Agent, no such amendment, modification, termination or waiver may amend, modify, terminate or waive any provision of Section 9 as the same applies to the Agent or any other provision of this Agreement as it relates to the rights or obligations of the Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.6 shall be binding upon each holder of the Interim Notes at the time outstanding, each further holder of the Interim Notes, and, if signed by the Company, on the
Company.

         10.7 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

         10.8 ENTIRETY. The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

         10.9 NOTICES. Unless otherwise provided herein, any notice or other communications herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; provided that notices shall not be effective until received. For the purposes hereof, the addresses of the parties hereto, until notice of a change thereof is delivered as provided in this Section 10.9, shall be set forth under each party's name on the signature pages hereto.

         10.10 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS.

                  A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the
Interim Loan hereunder and the execution and delivery of the Interim Notes and, notwithstanding the making of the Interim Loan, the execution and delivery of the Interim Notes or any investigation made by or on behalf of any party, shall continue in full force and effect as long as any Obligations remain outstanding.
The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

                  B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 10.3,
10.4, 10.14, 10.15, 10.17, 10.19 and 10.22 shall survive the payment of the
Interim Loan and the Interim Notes and the termination of this Agreement.

         10.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent or any Lender or any holder of any Interim
Note in the exercise of any power, right or privilege hereunder, under the
Interim Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, under the Interim Notes are cumulative to and not exclusive of any rights or remedies otherwise available.

         10.12 SEVERABILITY. In case any provision in or obligation under this
Agreement, under the Interim Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10.13 HEADINGS. Section and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         10.14 APPLICABLE LAW. THIS AGREEMENT, THE INTERIM NOTES SHALL BE
GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

         10.15 SUCCESSORS AND ASSIGNS; SUBSEQUENT LENDERS OF INTERIM NOTES. This
Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. The terms and provisions of this
Agreement shall inure to the benefit of any assignee or transferee of the
Interim Notes pursuant to Section 10.2A, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. In determining whether the holders of a sufficient aggregate principal amount of the Interim Loan shall have consented to any action under this Agreement, any amount of the Interim Loan owned or held by the Company, or any of its Affiliates shall be disregarded. The
Company's rights or any interest therein hereunder may not be assigned without the prior express written consent of each of the Lenders.

         10.16 COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and delivery thereof to the Agent or, in the case of the
Lenders, written telex or facsimile notice or telephonic notification (confirmed in writing) of such execution and delivery. The Agent will give the Company and each Lender prompt notice of the effectiveness of this Agreement.

         10.17 CONSENT TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

                  A. Any legal action or proceeding with respect to this
Agreement, any Interim Note may be brought in the courts of the State of New
York or of the United States for the Southern District of New York, and, by
execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the
Interim Notes brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties to this Agreement irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its respective address for notices pursuant to Section 10.9, such service to become effective 30 days after such mailing. To the extent permitted by law, each of the parties to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any Note that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

                  B. Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or the Interim Notes

brought in the courts referred to in clause A above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  C. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the Interim Notes or the transactions contemplated hereby or thereby.

         10.18 PAYMENTS BY AGENT.

                  A. The Agent agrees that promptly after its receipt of each payment of any interest or premium on or principal of the Interim Notes from or on behalf of the Company, it shall, except as otherwise provided in this
Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective pro rata shares, if any, of such payment.

                  B. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise)
which is applicable to the payment of the principal of, or interest on, the
Interim Loan of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Company to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that, if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         10.19 TAXES.

                  A. Any and all payments by the Company hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction or withholding for any and all present or future Taxes, unless such
Taxes are required by law or the administration thereof to be deducted or withheld and excluding (i) in the case of each Lender and the Agent, Taxes imposed on its net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Person is organized or any political subdivision thereof, (ii) in the case of each such Lender and the Agent, any Taxes that are in effect and that would apply to a payment to such Person, as applicable, as of the Closing Date, and (iii) if any Person acquires any interest in this
Agreement (a "TRANSFEREE"), any Taxes to the extent that they are in effect and would apply to a payment to such Transferee as of the date of the acquisition of such interest, as the case may be (all such nonexcluded Taxes being hereinafter referred to as "COVERED TAXES"). If the Company shall be required by Law or the administration thereof to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder or under any other Loan Document, (a)
unless such requirement results from the failure of the payee to perform its obligations under Section 10.2D, the sum payable shall be increased as may be necessary so that

after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the
Lender receives an amount equal to the sum it would have received if no such deduction or withholding had been made; (b) the Company shall make such deductions or withholdings; and (c) the Company forthwith shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable Law.

                  B. The Company agrees to pay forthwith any present or future stamp documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies being herein referred to as
"OTHER TAXES") imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by the
Company hereunder or under any of the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this
Agreement or any of the other Loan Documents.

                  C. The Company agrees to indemnify the Agent and each of the
Lenders for the full amount of Covered Taxes or Other Taxes not deducted or withheld and paid by the Company in accordance with Sections 10.19A and 10.19B to the relevant taxation or other authority and any Taxes other than Covered
Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the
Company under this Section 10.19 paid by the Lender or the Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Agent or such Lender makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes and evidence of payment thereof submitted to the Company shall be prima facie evidence, absent manifest error, of the amount due from the Company to the Agent or such Lender.

                  D. The Company shall furnish to the Agent and each of the
Lenders the original or a certified copy of a receipt evidencing any payment of
Taxes or Other Taxes made by the Company as soon as such receipt becomes available.

                  E. The provisions of this Section 10.19 shall survive the
termination of the Agreement and repayment of all Obligations.

         10.20 WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company covenants
(to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Interim Loan as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so)
the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

         10.21 REQUIREMENTS OF LAW. If at any time after the Closing Date any
Lender reasonably determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's
Interim Loan hereunder or its obligations hereunder, then the Company and each of its Subsidiaries jointly and severally agree to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such
Lender or such other corporation or the reduction in the rate of return to such
Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable;
provided that such Lender's reasonable good faith determination of compensation owing under this Section 10.21 shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 10.21, will give written notice thereof to the Company (a copy of which shall be sent by such Lender to the Agent), which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Company's or its Subsidiaries' obligations to pay additional amounts pursuant to this Section 10.21 upon the subsequent receipt of such notice. In the event any Lender delivers a written notice requesting the payment of additional amounts pursuant to this Section 10.21, the Company may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.2), all of its interests, rights and obligations under its Interim Loan and this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

         (i) the Company shall have paid to the Agent the assignment fee specified in Section 10.2;

         (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Interim Loans, accrued interest thereon (including
Liquidated Damages, if any), and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest (and Liquidated Damages, if any) and fees) or the Company (in the case of all other amounts); and

         (iii) such assignment does not conflict with applicable laws.

         In connection with any such replacement, if the replaced Lender does not execute and deliver to the Agent a duly completed assignment and assumption agreement substantially in the form Exhibit VII hereto reflecting such replacement within five Business Days of the date on which the replacement
Lender executes and delivers such assignment and assumption agreement to the replaced Lender, then such replaced Lender shall be deemed to have executed and delivered such assignment and assumption agreement. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or

otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

         10.22 CONFIDENTIALITY.

                  A. Subject to the provisions of clause B of this Section
10.22, each of the Agent and each Lender agrees that it will not disclose without the prior consent of the Company (other than to its Affiliates, employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 10.22 to the same extent as such Lender) any information with respect to the Company or any of its
Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Loan Document and which is designated by the Company to the Agent and the Lenders in writing as confidential, provided that the Agent or any
Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over the Agent or such Lender or to the Federal
Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to the Agent or such Lender, (e) to the Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Interim Notes or any interest therein by such Lender; provided that such prospective transferee agrees to provisions substantially the same as those contained in this Section
10.22. Each of the Agent and the Lenders agrees not to use any information supplied to it by, or on behalf, of the Company or any of its Subsidiaries pursuant to this Agreement for any purpose or in any manner other than (i)
evaluating the performance of the Company and its Subsidiaries hereunder, (ii)
enforcing the rights, remedies and obligations hereunder and under the other
Loan Documents and the Intercreditor Agreement and (iii) in connection with the
Stock Purchase Agreement.

                  B. The Company hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to the Company or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Company and its Subsidiaries);
provided such Persons shall be subject to the provisions of this Section 10.22 to the same extent as such Lender.

         10.23 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
STOCKHOLDERS.

                  No past, present or future director, officer, employee,
incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Interim Notes, this Agreement, or any other Loan Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Lender waives and releases all such liability. The waiver and release are part of the consideration for entering into this Agreement and consummating the transactions hereunder.

                                      * * *

         WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                      COMPANY:

                                      TAL INTERNATIONAL GROUP, INC.

                                      By:   /s/ A. Richard Caputo, Jr.
                                          ----------------------------------
                                           Name:  A. Richard Caputo, Jr.
                                           Title: Vice President

                                  AGENT:

                                  TRANSAMERICA ACCOUNTS HOLDING CORPORATION

                                  By:    /s/ Vincent Hillery
                                      -------------------------------------
                                        Name:  Vincent Hillery
                                        Title: Executive Vice President

                                  LENDER:

COMMITMENT:                       TRANSAMERICA ACCOUNTS HOLDING CORPORATION

                                  By:     /s/ Vincent Hillery
                                      -------------------------------------
                                        Name:  Vincent Hillery
                                        Title: Executive Vice President